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                                                                    Exhibit 10.9

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                              DEBTOR-IN-POSSESSION

                          CREDIT AND GUARANTY AGREEMENT

                            DATED AS OF JULY 13, 2000

                                      AMONG

                             PRIME SUCCESSION, INC.,
                                  AS BORROWER,

                   THE PARENT AND SUBSIDIARIES OF THE BORROWER
                                  NAMED HEREIN,
                                 AS GUARANTORS,

                  THE LENDERS FROM TIME TO TIME PARTIES HERETO,
                                   AS LENDERS,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                              AS SYNDICATION AGENT,

                                       AND

                            THE BANK OF NOVA SCOTIA,
                             AS ADMINISTRATIVE AGENT




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                                CREDIT AGREEMENT

                                TABLE OF CONTENTS
                                -----------------

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SECTION 1. DEFINITIONS..............................................................................2
         1.1      Certain Defined Terms.............................................................2
         1.2      Accounting Terms; Utilization of GAAP for Purposes of
                  Calculations Under Agreement.....................................................28
         1.3      Other Definitional Provisions and Rules of Construction..........................28

SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS AND LOANS..............................................29
         2.1      Revolving Loan Commitments; Making of Revolving Loans;
                  the Register; Revolving Notes....................................................29
         2.2      Interest on the Loans............................................................33
         2.3      Fees     ........................................................................34
         2.4      Repayments of Loans, General Provisions Regarding Payments; Application of
                  Proceeds of Collateral and Other Payments........................................35
         2.5      Use of Proceeds..................................................................39
         2.6      [Reserved].......................................................................40
         2.7      Increased Costs; Taxes; Capital Adequacy.........................................40
         2.8      Obligation of Lenders and Issuing Lender to Mitigate.............................45

SECTION 2A PRIORITIES AND LIENS; SURVIVAL OF CLAIMS................................................46
         2A.1     Priorities and Liens.............................................................46
         2A.2     No Discharge: Survival of Claims.................................................48

SECTION 3. LETTERS OF CREDIT.......................................................................48
         3.1      Issuance of Letters of Credit and Lenders' Purchase of
                  Participations Therein...........................................................48
         3.2      Letter of Credit Fees............................................................50
         3.3      Drawings and Reimbursement of Amounts Paid Under Letters
                  of Credit........................................................................51
         3.4      Obligations Absolute.............................................................54
         3.5      Indemnification; Nature of Issuing Lender's Duties...............................55
         3.6      Increased Costs and Taxes Relating to Letters of Credit..........................56

SECTION 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT...............................................57
         4.1      Conditions to Closing............................................................58
         4.2      Conditions to All Loans..........................................................62
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         4.3      Conditions to Letters of Credit..................................................65

SECTION 5. REPRESENTATIONS AND WARRANTIES..........................................................65
         5.1      Organization, Powers, Qualification, Good Standing, Business
                  and Subsidiaries.................................................................66
         5.2      Authorization of Borrowing, Etc..................................................66
         5.3      Financial Condition..............................................................68
         5.4      No Material Adverse Change; No Restricted Junior Payments........................68
         5.5      Title to Properties; Liens.......................................................68
         5.6      Litigation; Adverse Facts........................................................69
         5.7      Payment of Taxes.................................................................69
         5.8      Performance of Agreements; Materially Adverse Agreements;
                  Material Contracts...............................................................70
         5.9      Governmental Regulation..........................................................70
         5.10     Securities Activities............................................................70
         5.11     Employee Benefit Plans...........................................................70
         5.12     Certain Fees.....................................................................71
         5.13     Environmental Protection.........................................................71
         5.14     Employee Matters.................................................................72
         5.15     [Reserved].......................................................................73
         5.16     Matters Relating to Collateral...................................................73
         5.17     [Reserved].......................................................................74
         5.18     Disclosure.......................................................................74

SECTION 6. AFFIRMATIVE COVENANTS...................................................................74
         6.1      Financial Statements and Other Reports...........................................74
         6.2      Corporate Existence, Etc. .......................................................80
         6.3      Payment of Taxes and Claims; Tax Consolidation...................................81
         6.4      Maintenance of Properties; Insurance; Application of Net
                  Insurance/ Condemnation Proceeds.................................................81
         6.5      Inspection Rights................................................................82
         6.6      Compliance with Laws, Etc........................................................82
         6.7      Environmental Review and Investigation, Disclosure, Etc.;
                  Borrower's Actions Regarding Hazardous Materials Activities, Environmental
                  Claims and Violations of Environmental Laws......................................82
         6.8      Payment of Obligations...........................................................86
         6.9      Additional Security; Further Assurances..........................................86
         6.10     Post-Closing Deliveries. ........................................................88
         6.11     Replacement of Existing Cash Management Letter of Credit.........................88
SECTION 7. NEGATIVE COVENANTS .....................................................................88
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         7.1      Indebtedness.....................................................................88
         7.2      Liens and Related Matters........................................................90
         7.3      Investments; Joint Ventures. ....................................................91
         7.4      Contingent Obligations...........................................................93
         7.5      Restricted Junior Payments.......................................................93
         7.6      Minimum Consolidated Adjusted EBITDA.............................................95
         7.7      Restriction on Fundamental Changes; Asset Sales and Acquisitions.................95
         7.8      Consolidated Capital Expenditures................................................96
         7.9      Sales and Lease-Backs............................................................96
         7.10     Transactions with Shareholders and Affiliates....................................97
         7.11     Disposal of Subsidiary Stock.....................................................97
         7.12     Conduct of Business..............................................................98
         7.13     Amendments or Waivers of Certain Related Agreements;
                  Designation of  "Senior Indebtedness"............................................98
         7.14     Fiscal Year......................................................................99
         7.15     Limitation on Creation of Subsidiaries...........................................99
         7.16     Certain Payments.................................................................99
         7.17     Chapter 11 Claims................................................................99
         7.18     Use of Proceeds.................................................................100
         7.19     Prepetition Payments............................................................100
         7.20     Employment Matters..............................................................100
         7.21     Leases; etc.....................................................................101
SECTION 8. EVENTS OF DEFAULT......................................................................101
         8.1      Failure to Make Payments When Due...............................................101
         8.2      Default in Other Agreements.....................................................101
         8.3      Breach of Certain Covenants.....................................................102
         8.4      Breach of Warranty..............................................................102
         8.5      Other Defaults Under Loan Documents.............................................102
         8.6      [Reserved]......................................................................102
         8.7      [Reserved]......................................................................102
         8.8      [Reserved]......................................................................102
         8.9      Dissolution.....................................................................103
         8.10     Employee Benefit Plans..........................................................103
         8.11     [Reserved]......................................................................103
         8.12     Invalidity of Guaranty; Failure of Security; Repudiation of
                  Obligations.....................................................................103
         8.13     Subordinated Indebtedness.......................................................104
         8.14     [Reserved]......................................................................104
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         8.15     Bankruptcy Matters..............................................................104

SECTION 9. AGENTS ................................................................................106
         9.1      Appointment. ...................................................................106
         9.2      Powers and Duties; General Immunity.............................................108
         9.3      Representations and Warranties; No Responsibility for Appraisal of
                  Creditworthiness................................................................109
         9.4      Right to Indemnity..............................................................110
         9.5      Successor Administrative Agent..................................................110
         9.6      Collateral Documents and Guaranty...............................................111

SECTION 10. MISCELLANEOUS ........................................................................112
         10.1     Assignments and Participations in Revolving Loans and Letters of Credit.........112
         10.2     Expenses .......................................................................115
         10.3     Indemnity.......................................................................116
         10.4     Set-Off; Security Interest in Deposit Accounts..................................117
         10.5     Ratable Sharing.................................................................117
         10.6     Amendments and Waivers..........................................................118
         10.7     Independence of Covenants.......................................................120
         10.8     Notices  .......................................................................120
         10.9     Survival of Representations, Warranties and Agreements..........................120
         10.10    Failure or Indulgence Not Waiver; Remedies Cumulative...........................120
         10.11    Marshalling; Payments Set Aside.................................................121
         10.12    Severability....................................................................121
         10.13    Obligations Several; Independent Nature of Lenders' Rights......................121
         10.14    Headings .......................................................................122
         10.15    Applicable Law..................................................................122
         10.16    Successors and Assigns..........................................................122
         10.17    Consent to Jurisdiction and Service of Process..................................122
         10.18    Waiver of Jury Trial............................................................123
         10.19    Confidentiality.................................................................124
         10.20    Maximum Amount..................................................................124
         10.21    Counterparts; Effectiveness.....................................................125

SECTION 11. GUARANTY..............................................................................125
         11.1     Guaranty .......................................................................125
         11.2     Nature of Liability.............................................................126
         11.3     Absolute and Independent Obligation.............................................126
         11.4     Authorization...................................................................127
         11.5     Reliance .......................................................................128
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         11.6     Subordination...................................................................128
         11.7     Waivers  .......................................................................129
         11.8     Nature of Liability.............................................................130


         Signature pages                                                                          S-1
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                                    EXHIBITS

I                 FORM OF NOTICE OF BORROWING
II                FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
III               FORM OF BUDGET
IV-A              FORM OF REVOLVING NOTE
IV-B              FORM OF CASH MANAGEMENT INDEMNITY NOTE
V                 FORM OF COMPLIANCE CERTIFICATE
VI                FORM OF OPINION OF COUNSEL TO LOAN PARTIES
VII               FORM OF IN-HOUSE COUNSEL OPINION
VIII              FORM OF ASSIGNMENT AGREEMENT
IX                FORM OF CERTIFICATE RE NON-BANK STATUS
X                 FORM OF COLLATERAL ACCOUNT AGREEMENT
XI                FORM OF PLEDGE AGREEMENT
XII               FORM OF SECURITY AGREEMENT
XIII              FORM OF INTERCOMPANY NOTE
XIV               FORM OF INTERIM ORDER
XV                FORM OF SHARING OF INFORMATION LETTER
XVI               FORM OF REAFFIRMATION


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                                    SCHEDULES

2.1               LENDERS' COMMITMENTS AND PRO RATA SHARES
4.1               CERTAIN SUBSIDIARIES
5.1               SUBSIDIARIES OF COMPANY
5.6               LITIGATION
5.11              CERTAIN EMPLOYEE BENEFIT PLANS
5.13              ENVIRONMENTAL MATTERS
5.14              EMPLOYEE MATTERS
6.10              POST CLOSING DELIVERIES
7.7-A             PERMITTED SUBSIDIARY MERGERS
7.7-B             PERMITTED ASSET SALES

                              DEBTOR-IN-POSSESSION
                          CREDIT AND GUARANTY AGREEMENT

         This DEBTOR-IN-POSSESSION CREDIT AND GUARANTY AGREEMENT is dated as of July 13, 2000 and entered into by and among PRIME SUCCESSION, INC. (f/k/a Prime Succession Acquisition Corp.), a Delaware corporation and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the "BORROWER"), its parent corporation, PRIME SUCCESSION HOLDINGS, INC. (f/k/a Prime Succession, Inc.), a Delaware corporation and a debtor and debtor-in-possession in a case under Chapter 11 of the Bankruptcy Code ("HOLDINGS"), THE SUBSIDIARIES OF THE BORROWER NAMED HEREIN, each of which (other than Whitney & Murphy Life Insurance Agency, Inc. (the "NON-FILING SUBSIDIARY") is a debtor and debtor-in-possession in their respective cases pending under Chapter 11 of the Bankruptcy Code (the "SUBSIDIARY GUARANTORS"; and together with the Parent, the "GUARANTORS" and each, a "GUARANTOR") (the cases of the Borrower and the Guarantors, each a "CASE" and collectively, the "CASES"), GOLDMAN SACHS CREDIT PARTNERS L.P., as syndication agent (in such capacity, "SYNDICATION AGENT"), THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), and THE BANK OF NOVA SCOTIA ("SCOTIABANK"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT").

                                 R E C I T A L S
                                 ---------------

         WHEREAS, on July 12, 2000 (the "PETITION DATE"), the Borrower and each of the Guarantors filed voluntary petitions under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT") initiating the Cases, and have continued in possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

         WHEREAS, the Borrower and Holdings are party to that certain Credit Agreement dated as of August 26, 1996 among the Borrower, Holdings, the Lenders party thereto (the "PREPETITION LENDERS"), Goldman, Sachs and Co., as Syndication Agent and Arranging Agent, and The Bank of Nova Scotia, as administrative agent (collectively, the "PREPETITION AGENTS"), as amended (the "PREPETITION CREDIT AGREEMENT"), pursuant to which the Borrower and the Guarantors executed various Loan Documents (as defined therein) (together with the Cash Management Indemnity Reimbursement Agreement (as defined below), the "PREPETITION LOAN DOCUMENTS") which, among other things, guarantied and secured the obligations of the Borrower under the Prepetition Credit Agreement;

         WHEREAS, under the terms of the Prepetition Credit Agreement the Lenders provided certain loans and other financial accommodations to the Borrower;

         WHEREAS, the Borrower and the Guarantors have requested that the

Lenders agree to provide post-petition financing to the Borrower and the Lenders;

         WHEREAS, the Borrower and the Guarantors desire to secure their respective obligations hereunder and under the other Loan Documents by granting to the Administrative Agent, on behalf of itself and the Lenders, a first priority security interest in substantially all of their assets, as set forth in the Security Agreement, the Pledge Agreement and other Collateral Documents (each as defined below), and superpriority administrative expense claim status; and

         WHEREAS, the Lenders are willing to extend such post-petition financing to the Borrower in accordance with the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Holdings, Borrower, Lenders and Agents agree as follows:

                                   SECTION 1.
                                   DEFINITIONS

1.1      CERTAIN DEFINED TERMS.
         ----------------------

         The following terms used in this Agreement shall have the following meanings:

                  "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

                  "ADMINISTRATIVE AGREEMENT" means the Administrative Services Agreement dated as of August 26, 1996, by and between Borrower and Loewen, as such agreement may be amended from time to time to the extent permitted under subsection 7.13A.

                  "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.


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                  "AGENT" means, individually, each of Syndication Agent and
         Administrative Agent and "AGENTS" means Syndication Agent and Administrative Agent, collectively.

                  "AGREEMENT" means this Post-Petition Credit and Guaranty Agreement, as it may be amended, supplemented or otherwise modified from time to time.

                  "AGGREGATE AMOUNTS DUE" has the meaning provided in subsection 10.5.

                  "ASSET SALE" means the sale by Holdings or any of its Subsidiaries to any Person other than Holdings or any of its Wholly Owned Subsidiaries of (i) any of the stock of any of Holdings' Subsidiaries, (ii) substantially all of the assets of any division or line of business of Holdings or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Holdings or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business and (b) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to or less than $100,000).

                  "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of EXHIBIT VIII annexed hereto.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "BASE RATE" means, at any time, the higher of (i) the Prime Rate or (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                  "BLACKSTONE INVESTORS" means Blackstone Capital Partners II Merchant Banking Fund L.P. and its Affiliates.

                  "BORROWER" has the meaning assigned to such term in the introduction to this Agreement.

                  "BUDGET" means the cash flow projections attached hereto as
         EXHIBIT III showing on a line-item basis monthly anticipated cash receipts and expenditures, monthly projected balance sheets and monthly projected income statements initially for the period from the Petition Date through December 31, 2000, and the additional budget delivered to the Administrative Agent and the Lenders pursuant to subsection 6.1(xi) hereof, as the same may be modified from time to time with the consent of the Administrative Agent and the Requisite Lenders.

                  "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

                  "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "CARVE-OUT" means (i) until the Final Order is entered, the meaning provided in the Interim Order and (ii) after the Final Order is entered, the meaning provided in the Final Order.

                  "CASE" and "CASES" each have the meanings assigned to such terms in the introduction to this Agreement.

                  "CASH" means money, currency or a credit balance in a Deposit Account.

                  "CASH COLLATERAL" shall have the meaning set forth in Section 363(a) of the Bankruptcy Code.

                  "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and
         (ii)
         above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "CASH MANAGEMENT INDEMNITY AGREEMENT" means that certain schedule dated August 24, 1998 to the Global Banking Alliance Agreement referenced therein addressed to The First National Bank of Chicago and executed by Scotiabank, as amended, relating to an indemnity for cash management services provided by Scotiabank in the maximum amount of $2,000,000.

                  "CASH MANAGEMENT INDEMNITY LOAN EXPOSURE" means (i) prior to the termination of the Cash Management Indemnity Loan Commitment, the Cash Management Indemnity Loan Commitment and (ii) after the termination of the Cash Management Indemnity Loan Commitment, the aggregate outstanding principal amount of the Cash Management Indemnity Loans.

                  "CASH MANAGEMENT INDEMNITY REIMBURSEMENT AGREEMENT" means that certain letter agreement between Scotiabank and Borrower, dated November 10, 1997 relating to Borrower's agreement to indemnify Scotiabank for amounts paid by Scotiabank under the Cash Management Indemnity Agreement, as the same has been reaffirmed as of the Closing Date under the Reaffirmation delivered pursuant to subsection 4.1A(v) hereto.

                  "CASH MANAGEMENT INDEMNITY LOANS" has the meaning provided in subsection 2.1F.

                  "CASH MANAGEMENT INDEMNITY LOAN COMMITMENT" means the commitment of Scotiabank to make Cash Management Indemnity Loans to Borrower pursuant to subsection 2.1F in an amount not to exceed $2,000,000.

                  "CASH MANAGEMENT INDEMNITY NOTES" means (i) the promissory notes of Borrower issued pursuant to subsection 2.1F on the Closing Date and (ii) any promissory notes issued by Borrower pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Cash Management Indemnity Loan Commitment and Cash Management Indemnity Loans of Scotiabank, in each case substantially in the form of EXHIBIT IV-B annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of EXHIBIT IX annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).

                  "CLOSING DATE" means the date on or before July 14, 2000, on which all of the conditions precedent to the making of the initial Loans have been met or waived by each Lender.

                  "COLLATERAL" means, collectively, all of the real and personal property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents and/or the Orders as security for the Obligations.

                  "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Collateral Account Agreement.

                  "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreement executed and delivered by Borrower, each Guarantor and Administrative Agent on the Closing Date, substantially in the form of
         EXHIBIT X annexed hereto, as such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

                  "COLLATERAL DOCUMENTS" means the Pledge Agreement, the Security Agreement, the Collateral Account Agreement, and all other mortgages, deeds of trust and other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real or personal property of that Loan Party as security for the Obligations.

                  "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Borrower or any of its Subsidiaries consistent with past practice.

                  "COMMITMENT TERMINATION DATE" means the earliest of (a) July 14, 2000, if the Interim Order has not been entered by such time, (b) August 29, 2000, if the Final Order has not been entered by such time,
         (c) March 31, 2001, (d) the effective date of a plan of reorganization in the Cases and (e) the date that the Revolving Loan Commitments are terminated pursuant to Section 8 of this Agreement.

                  "COMMITMENTS" means the collective reference to the Revolving Loan Commitment and the Cash Management Indemnity Loan Commitment.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT V annexed hereto delivered to Administrative Agent and Lenders by Borrower pursuant to subsection 6.1(iii).

                  "CONFORMING PLAN" means a plan of reorganization for the Loan

         Parties that provides for the payment in full of all of the Obligations and all of the Prepetition Obligations or that is otherwise acceptable to the Administrative Agent and the Requisite Lenders in their sole discretion.

                  "CONSOLIDATED ADJUSTED EBITDA" means, for any period, the sum of the amounts (without duplication) for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provision for income taxes, (iv) total depreciation expense, (v) total amortization expense, (vi)(a) other non-cash items reducing Consolidated Net Income LESS (b) non-cash items increasing Consolidated Net Income and (vii)(a) non-recurring items reducing Consolidated Net Income (including restructuring costs not in excess of $6,800,000 in the aggregate and including any reduction in Consolidated Net Income resulting solely from the implementation of SAB 101 and any other accounting changes relating thereto) LESS (b) non-recurring items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Holdings and its Subsidiaries in conformity with GAAP.

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in Cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Holdings and its Subsidiaries) by Holdings and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries and all environmental remediation expenses incurred by Holdings and its Subsidiaries after the Petition Date.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases, Covenants not to Compete in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person's assets are acquired by Holdings or any of its Subsidiaries, (iii) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to asset sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

                  "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person
         (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "COVENANTS NOT TO COMPETE" means any covenants not to compete, consulting agreements, former owner agreements (including employment agreements) or other similar arrangements pursuant to which Holdings or any of its Subsidiaries agree to make periodic payments to certain Persons in connection with the acquisition of funeral homes and cemeteries.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Holdings or any of its Subsidiaries is a party.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; PROVIDED that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of, and acting through a branch or agency located in, a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any finance company, insurance company, or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business that is organized under the laws of members of the OECD or their respective political subdivisions, PROVIDED that an Eligible Assignee shall (x) have a senior, unsecured debt rating of not less than (1) BBB from S&P or (2) Baa2 from Moody's or (y) if such Person's senior, unsecured debt is not rated by S&P or Moody's, such Person shall have a combined capital and surplus or net assets of at least $100,000,000, as demonstrated to the reasonable satisfaction of the Administrative Agent; and FURTHER PROVIDED that no Affiliate of Borrower shall be an Eligible Assignee.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Holdings, any of its Subsidiaries or any of their respective ERISA

         Affiliates.

                  "ENVIRONMENTAL CLAIM" means any investigation, written notice, written notice of violation, claim, action, suit, proceeding, written demand, written abatement order or other written order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                  "ENVIRONMENTAL LAWS" means any and all applicable statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other binding requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare as relating to the environment, in any manner applicable to Holdings or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sec 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. Sec 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Sec 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Sec 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Sec 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Sec 2601 ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Sec 136 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C. Sec 651 ET SEQ.), the Oil Pollution Act (33 U.S.C. Sec 2701 ET SEQ.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Sec 11001 ET SEQ.), each as amended or supplemented, any analogous state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation);
         (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue
         Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in
         Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of material liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there could reasonably be expected to be any material liability therefor, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under
         Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of material fines, material penalties, material taxes or material related charges under Chapter 43 of the Internal Revenue Code or under Section 409,
         Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or
         (xi) the imposition of a material Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "EVENT OF DEFAULT" means each of the events set forth in
         Section 8.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "EXISTING CASH MANAGEMENT LETTER OF CREDIT" means the Irrevocable Standby Letter of Credit No. S310/43695/98 in the face amount of $500,000 dated June 30, 1998 and issued by Scotia Bank, as amended.

                  "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

                  "FINAL ORDER" means a final order of the Bankruptcy Court entered in the Cases after a final hearing under Bankruptcy Rule 4001(c)(2) granting final approval of this Agreement and the other Loan Documents and granting the Liens and Super-priority Claims described herein and in the Collateral Documents in favor of the Agents and the Lenders, substantially in the form of, and containing substantially similar provisions as, the Interim Order and otherwise in form and substance satisfactory to the Agents and the Requisite Lenders.

                  "FINANCIAL OFFICER CERTIFICATION" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer or corporate controller of Holdings that such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and, to the extent provided to the board of directors, their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

                  "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xi).

                  "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that
         (i) such Lien has priority over any other Lien on such Collateral (other than Liens permitted pursuant to subsection 7.2A (iii), (vi) and (vii) and other than Permitted Encumbrances except those described in clause (1) of the definition thereof) and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

                  "FUNDING AND PAYMENT OFFICE" means (i) the office of Administrative Agent located at 600 Peachtree Street, N.E, Suite 2700, Atlanta, GA 30308 or (ii) such other office of Administrative Agent located in the United States as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Borrower and each Lender.

                  "FUNDING DATE" means the date of the funding of a Revolving Loan or a Cash Management Indemnity Loan.

                  "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

                  "GUARANTOR" and "GUARANTORS" each have the meaning assigned to such term in the introduction to this Agreement.

                  "GUARANTY" has the meaning provided in subsection 11.1.

                  "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

                  "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                  "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

                  "HOLDINGS" has the meaning assigned to such term in the introduction to this Agreement.

                  "HOLDINGS CERTIFICATE OF DESIGNATIONS" means the provisions of Holdings' Certificate of Incorporation relating to the Holdings Preferred Stock, in the form delivered to Administrative Agent prior to the execution of this Agreement.

                  "HOLDINGS PREFERRED STOCK" means the Preferred Stock of Holdings, with a liquidation preference of $10,000 per share and with the other terms set forth in the Holdings Certificate of Designations.

                  "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (including those portions of obligations with respect to Covenants not to Compete that are properly classified as liabilities on a balance sheet in conformity with GAAP, but excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (vi) any reimbursement obligations of that Person in respect of letters of credit and (vii) all obligations to make payments to Scotiabank under the Cash Management Indemnity Reimbursement Agreement. Obligations under Interest Rate Agreements and Currency Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.

                  "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

                  "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Borrower and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Borrower and its Subsidiaries, taken as a whole.

                  "INTERCOMPANY NOTE" means a promissory note executed by a Loan Party or any of its Subsidiaries on, before or after the date hereof evidencing intercompany Indebtedness substantially in the form of
         EXHIBIT XII annexed hereto.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Borrower or any of its Subsidiaries is a party.

                  "INTERIM ORDER" means that interim order captioned "Interim Order Approving Postpetition Financing Pursuant to 11 U.S.C. ss. 364(c) and (d), Granting Superpriority Liens and Administrative Claims, Authorizing Use of Cash Collateral, Modifying the Automatic Stay and Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001(c)" and otherwise in form and substance satisfactory to the Agents and the Requisite Lenders, entered by the Bankruptcy Court in the Cases on or about the Petition Date.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "INVENTORY" means, with respect to any Person as of any date of determination, all goods, merchandise and other personal property which are then held by such Person for sale or lease, including raw materials and work in process.

                  "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Holdings), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person other than Holdings or any of its Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Holdings or any of its Subsidiaries to any other Person (other than a Wholly Owned Subsidiary of Holdings), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be
         (a) the original cost of such Investment PLUS (b) the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment MINUS (c) the lesser of (1) the aggregate amount of any repayments, redemptions, dividends or distributions thereon or proceeds from the sale thereof, in each case to the extent of any Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) actually received by Borrower or any of its Subsidiaries in connection therewith, and (2) the aggregate amount described in the immediately preceding clauses (a) and (b).

                  "INVESTORS" means collectively Loewen and the Blackstone Investors.

                  "ISSUING LENDER" means, Scotiabank, or any Person serving as its successor hereunder, in its capacity as Issuing Lender.

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1.

                  "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lender for the account of Borrower pursuant to subsection 3.1.

                  "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lender and not theretofore reimbursed by Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B).

                  "LIEN" means any lien, mortgage, pledge, collateral assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option or trust having the practical effect of any of the foregoing.

                  "LOAN DOCUMENTS" means this Agreement, the Notes, any applications for, or reimbursement agreements or other documents or certificates executed by Borrower in favor of Issuing Lender relating to, the Letters of Credit, the Cash Management Indemnity Reimbursement Agreement, the Collateral Documents, any fee agreements entered into from time to time by any Loan Party for the benefit of any Agent or Lender.

                  "LOAN PARTY" means each of Holdings, Borrower and any of Holdings' Subsidiaries from time to time executing a Loan Document, and "Loan Parties" means all such Persons, collectively.

                  "LOANS" means the collective reference to the Revolving Loans and the Cash Management Indemnity Loans.

                  "LOEWEN" means Loewen Group International Inc., a Delaware corporation and a wholly owned Subsidiary of Loewen Group.

                  "LOEWEN GROUP" means The Loewen Group, Inc., a corporation organized under the laws of British Columbia.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MATERIAL ADVERSE EFFECT" means (i) any material adverse effect on or affecting the business, properties, assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole, or (ii) the impairment of the ability of Holdings, Borrower or the Loan Parties, taken as a whole, to perform, or of Administrative Agent or Lenders to enforce, the Obligations, in either case, other than such effects that result (A) solely from the commencement of the Cases and (B) from the implementation of SAB 101 and any other regulatory or accounting changes related thereto.

                  "MATERIAL CONTRACT" means any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

                  "MOODY'S" means  Moody's Investors Service, Inc.

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "NON-FILING SUBSIDIARY" has the meaning assigned to such term in the introduction to this Agreement.

                  "NOTES" means the collective reference to the Revolving Notes and the Cash Management Indemnity Notes.

                  "NOTICE OF BORROWING" means a notice substantially in the form of EXHIBIT I annexed hereto delivered by Borrower to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

                  "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of EXHIBIT II annexed hereto delivered by Borrower to Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

                  "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Agents, Lenders or their respective Affiliates or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

                  "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; PROVIDED that any Officers' Certificate with respect to compliance with a condition precedent to the making of the initial Revolving Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and
         (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "OPERATING LEASE" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                  "ORDERS" means the collective reference to the Interim Order and the Final Order.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PENSION PLAN" means any Employee Benefit Plan, other than a Multi-employer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

                         (1) Liens for taxes, assessments or governmental
                  charges or claims the payment of which is not, at the time, required by subsection 6.3;

                         (2) statutory Liens of landlords, statutory Liens of
                  banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or
                  (b) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any material portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                         (3) Liens incurred or deposits made in the ordinary
                  course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any material portion of the Collateral on account thereof;

                         (4) [Reserved]

                         (5) leases or subleases granted to third parties in
                  accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

                         (6) easements, rights-of-way, restrictions,
                  encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of any Loan Party or result in a material diminution in the value of any Collateral as security for the Obligations;

                         (7) any (a) interest or title of a lessor or sublessor
                  under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

                         (8) Liens arising from filing UCC financing statements
                  relating solely to leases permitted by this Agreement;

                         (9) Liens in favor of customs and revenue authorities
                  arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

                         (10) any zoning or similar law or right reserved to or
                  vested in any governmental office or agency to control or regulate the use of any real property.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                  "PETITION DATE" has the meaning assigned to such term in the introduction to this Agreement.

                  "PLEDGE AGREEMENT" means the Post-Petition Pledge Agreement executed and delivered by Borrower, each Guarantor and Administrative Agent on the Closing Date, substantially in the form of EXHIBIT XI annexed hereto, as such Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                  "PLEDGED COLLATERAL" has the meaning provided in the Pledge Agreement.

                  "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "PREPETITION AGENTS" has the meaning provided in the Recitals to this Agreement.

                  "PREPETITION CREDIT AGREEMENT" has the meaning provided in the Recitals to this Agreement.

                  "PREPETITION INDEBTEDNESS" means all of the Indebtedness of the Loan Parties incurred prior to the Petition Date.

                  "PREPETITION LENDERS" has the meaning provided in the Recitals to this Agreement.

                  "PREPETITION LOAN DOCUMENTS" has the meaning provided in the Recitals to this Agreement.

                  "PREPETITION OBLIGATIONS" has the meaning provided in subsection 2A.1(A) of this Agreement.

                  "PREPETITION PERMITTED LIENS" has the meaning provided in subsection 2A.1(A) of this Agreement.

                  "PRIME RATE" means the rate that Administrative Agent announces from time to time as its prime lending rate for Dollars at its Funding and Payment Office, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by DIVIDING (a) the Revolving Loan Exposure of that Lender BY (b) the aggregate Revolving Loan Exposure of all Lenders, as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in SCHEDULE 2.1 annexed hereto.

                  "REGISTER" has the meaning assigned to that term in subsection 2.1D.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

                  "RELATED AGREEMENTS" means, collectively, the Prepetition Loan Documents, the Holdings Certificate of Designations, the Senior Subordinated Note Indenture and the Administrative Agreement.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

                  "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of the aggregate of the Revolving Loan Exposure and the Cash Management Indemnity Loan Exposure of all Lenders; PROVIDED, that so long as there are only two Lenders (for the purpose of this calculation, each Lender and its Affiliates that are Lenders shall constitute a single Lender), Requisite Lenders shall mean all of the Lenders.

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings or Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or Holdings now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or Holdings now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

                  "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Borrower pursuant to subsection 2.1A, and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and
         (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender PLUS (b) in the event that Lender is Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) PLUS (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

                  "REVOLVING LOANS" means the loans made by Lenders to Borrower pursuant to subsection 2.1A.

                  "REVOLVING NOTES" means (i) the promissory notes of Borrower issued pursuant to subsection 2.1E(i) on the Closing Date and (ii) any promissory notes issued by Borrower pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of EXHIBIT IV-A annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "S&P" means Standard and Poors Rating Services, a division of McGraw-Hill, Inc.

                  "SCOTIABANK" has the meaning provided in the first paragraph of this Agreement.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "SECURITY AGREEMENT" means the Post-Petition Security Agreement executed and delivered by Borrower, each Guarantor and Administrative Agent on the Closing Date, substantially in the form of EXHIBIT XII annexed hereto, as such Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                  "SENIOR SUBORDINATED NOTE INDENTURE" means the indenture pursuant to which the Senior Subordinated Notes are issued, as such indenture may be amended from time to time to the extent permitted under subsection 7.13A.

                  "SENIOR SUBORDINATED NOTES" means the $100,000,000 in aggregate principal amount of 10.75% Senior Subordinated Notes due 2004 of Borrower issued pursuant to the Senior Subordinated Note Indenture.

                  "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) workers' compensation liabilities of Borrower or any of its Subsidiaries, (ii) surety obligations of Borrower or any of its Subsidiaries, in any case if required by law or govern mental rule or regulation or in accordance with custom and practice in the industry, (iii) Borrower's obligations to its cash management bank in the face amount equal to, and on substantially the terms set forth in, the Existing Cash Management Letter of Credit and (iv) other obligations of Borrower and its Subsidiaries permitted hereunder consistent with prior practices and other obligations of the Borrower and its Subsidiaries as are acceptable to the Administrative Agent in its reasonable discretion; PROVIDED that Standby Letters of Credit may not be issued without the consent of Issuing Lender (which consent may be withheld in the sole discretion of Issuing Lender) for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

                  "SUBORDINATED INDEBTEDNESS" means Indebtedness of Borrower evidenced by the Senior Subordinated Notes.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "SUPERPRIORITY CLAIM" means a claim against the Borrower or any

         Guarantor in any of the Cases which is an administrative expense having priority over any and all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

                  "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 9.1B.

                  "SYNDICATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

                  "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; PROVIDED that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

                  "TERMINATION DATE" means the date on which all Obligations have been paid in full, all Letters of Credit shall have been terminated, expired or cash collateralized to the satisfaction of Issuing Lender and all Commitments shall have been terminated or shall have expired.

                  "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the Letter of Credit Usage.

                  "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

                  "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly, 90% or more of all classes of the capital stock.

1.2      ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS
         ------------------------------------------------------------------
         UNDER AGREEMENT.
         ----------------

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to clauses (i), (ii),
(iii) and (xi) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(iv)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those in effect on the date hereof and adopted by Holdings for use in the preparation of its financial statements for periods on and after the second Fiscal Quarter of Holdings' 2000 Fiscal Year.

1.3      OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.
         --------------------------------------------------------

         Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

                                   SECTION 2.
                   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1      REVOLVING LOAN COMMITMENTS; MAKING OF REVOLVING LOANS; THE REGISTER;
         --------------------------------------------------------------------
         REVOLVING NOTES.
         ----------------

         A. REVOLVING LOAN COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Borrower from time to time during the period from the Closing Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments, in each case to be used for the purposes identified in subsection 2.5. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on SCHEDULE
2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $8,000,000; PROVIDED that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and PROVIDED, FURTHER that the amount of the Revolving Loan Commitments shall be reduced from time to time pursuant to the terms of this Agreement. In no event shall Borrower request, and no Lender shall be required to make, any Revolving Loans in an aggregate principal amount greater than that approved by the Bankruptcy Court pursuant to the Interim Order or, when applicable, the Final Order. Each Lender's Revolving Loan Commitment shall expire on the Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A may be repaid and reborrowed to but excluding the Commitment Termination Date.

         Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitations that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

         B. BORROWING MECHANICS. Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $500,000 and in an integral multiple of $100,000 in excess thereof. Whenever Borrower desires that Lenders make Revolving Loans, it shall deliver to Administrative Agent an irrevocable Notice of Borrowing no later than 10:00 A.M. (New York City time) at least one Business Day in advance of the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business
Day) and (ii) the amount of the Revolving Loans so requested. Advances constituting Cash Management Indemnity Loans shall be made pursuant to the terms of the Cash Management Indemnity Agreement and the Cash Management Indemnity Reimbursement Agreement.

         Neither Administrative Agent nor any Lender shall incur any liability to Borrower in acting upon any notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Revolving Loans by Lenders in accordance with this Agreement pursuant to any such notice Borrower shall have effected Revolving Loans hereunder.

         Borrower shall notify Administrative Agent prior to the funding of any Revolving Loans in the event that any of the matters to which Borrower has certified in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Borrower of the proceeds of any Revolving Loans shall constitute a re-certification by Borrower, as of the applicable Funding Date, as to the matters to which Borrower is required to certify in the applicable Notice of Borrowing.

         C. DISBURSEMENT OF FUNDS. All Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Revolving Loan requested hereunder nor shall the Revolving Loan Commitment of any Lender to make the particular Revolving Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Revolving Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B, Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 11:00 a.m. (New York City time) on the applicable Funding Date, in same-day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Revolving Loans made on the Closing Date) and
4.2 (in the case of all Revolving Loans), Administrative Agent shall make the proceeds of such Revolving Loans available to Borrower on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at the Funding and Payment Office.

         Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Revolving Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Revolving Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Revolving Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Loan Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

         D.       THE REGISTER.

                  (i) Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) Administrative Agent shall record in the Register the Commitments and Loans from time to time of each Lender, and each repayment or prepayment in respect of the principal amount of the Loans of each Lender. Any such recordation shall be conclusive and binding on Borrower and each Lender, absent demonstrable error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitment, or Borrower's Obligations in respect of any applicable Loans.

                  (iii) Each Lender shall record on its internal records (including the Notes held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent demonstrable error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitment, or Borrower's Obligations in respect of any applicable Loans; and PROVIDED, FURTHER that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (iv) Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

                  (v) Borrower hereby designates Administrative Agent to serve as Borrower's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Borrower hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

         E. REVOLVING NOTES. Borrower shall execute and deliver to each Lender on the Closing Date a Revolving Note to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions.

         F. CASH MANAGEMENT INDEMNITY LOANS. Subject to the terms and conditions of this Agreement, Scotiabank agrees to make loans for the account of the Borrower on the terms set forth in this subsection 2.1F to fund demands made by Bank One, N.A. under the Cash Management Indemnity Agreement (which are not supported by a Letter of Credit issued pursuant to this Agreement) (such loans being "CASH MANAGEMENT INDEMNITY LOANS"); PROVIDED that in no event shall the aggregate principal amount of Cash Management Indemnity Loans made by Scotiabank exceed the Cash Management Indemnity Loan Commitment. No Lender other than Scotiabank shall have any obligation with respect to any Cash Management Indemnity Loan. Borrower shall execute and deliver on the Closing Date a Cash Management Indemnity Note to evidence Scotiabank's Cash Management Indemnity Loans, in the principal amount of Scotiabank's Cash Management Indemnity Loan Commitment and with other appropriate insertions. In no event shall the Borrower request, and Scotiabank shall not be required to make, any Cash Management Indemnity Loans in an aggregate principal amount greater than that approved by the Bankruptcy Court pursuant to the Interim Order or, when applicable, the Final Order. Scotiabank's Cash Management Indemnity Loan Commitment shall expire on the Commitment Termination Date and all Cash Management Indemnity Loans and all other amounts owed hereunder with respect to the Cash Management Indemnity Loans and the Cash Management Indemnity Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1F shall be repaid pursuant to the terms of the Cash Management Indemnity Reimbursement Agreement. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the aggregate principal amount of Cash Management Indemnity Loans then outstanding at any time exceed the Cash Management Indemnity Loan Commitment then in effect.

2.2      INTEREST ON THE LOANS.
         ----------------------

         A. RATE OF INTEREST. Subject to the provisions of subsections 2.2E and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through the Termination Date at a rate equal to the Base Rate plus 2% per annum.

         B. [Reserved]

         C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E and 2.7, interest on each Loan shall be payable in arrears on the last Business Day of each calendar month and on the Termination Date, except that interest on Cash Management Loans shall be payable on demand.

         D. [Reserved]

         E. POST-DEFAULT INTEREST. At any time an Event of Default has occurred and is continuing, each Loan shall bear interest on the unpaid principal amount thereof at the Base Rate plus 4% per annum (the "DEFAULT RATE"). In addition, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable on demand at the Default Rate. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

         F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan shall be included, and the date of payment of such Loan shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3      FEES.
         -----

         A. COMMITMENT FEES. Borrower agrees to pay to Administrative Agent:

         (i) for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of (i) the aggregate principal amount of outstanding Revolving Loans PLUS
                  (ii) the Letter of Credit Usage MULTIPLIED BY 1/2 of 1% per annum, and

         (ii) for distribution to Scotiabank, commitment fees for the period from and including the Closing Date to and excluding the Commitment Termination Date in an amount equal to the average of the daily excess of the Cash Management Indemnity Loan Commitment over the aggregate principal amount of outstanding Cash Management

                  Indemnity Loans MULTIPLIED BY 1/2 of 1% per annum.

Such commitment fees shall be calculated on the basis of a 365- or 366-day year and the actual number of days elapsed and to be payable monthly in arrears on the last Business Day of each calendar month (commencing July 31, 2000), and on the Commitment Termination Date.

         B. OTHER FEES. Borrower agrees to pay: (i) to the Administrative Agent on the Closing Date for the account of the Lenders, a Facility Fee in the amounts of $160,000, (ii) to the Administrative Agent for its own account, an annual management fee equal to $15,000 payable on the Closing Date and on each anniversary thereof and (iii) to Scotiabank, an administration fee equal to $12,000 payable on the Closing Date.

         C. FEES EARNED. All fees payable to Agent or any Lender by Borrower hereunder or pursuant to any other agreement executed in connection herewith shall be fully earned when due hereunder or thereunder and shall be non-refundable.

2.4      REPAYMENTS OF LOANS, GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION
         -----------------------------------------------------------------------
         OF PROCEEDS OF COLLATERAL AND OTHER PAYMENTS.
         ---------------------------------------------

         A. [Reserved]

         B. PREPAYMENTS OF LOANS; NO VOLUNTARY REDUCTIONS OF COMMITMENTS.

                  (i) VOLUNTARY PREPAYMENTS. Borrower may, upon not less than one Business Day's prior written or telephonic notice given to Administrative Agent by 12:00 noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied to reduce the outstanding principal balance of the Revolving Loans and the Cash Management Indemnity Loans pro-rata and may, subject to the terms of this Agreement, be reborrowed.

                  (ii) VOLUNTARY REDUCTIONS OF COMMITMENTS. Borrower may not voluntarily terminate in whole or reduce in part any Commitment except for the repayment of the Loans and the termination of the Commitments in connection with the implementation of the Loan Parties' plans of reorganization or in connection with the termination of this Credit Agreement and the payment in full of the Obligations and the Prepetition Obligations.

                  (iii)  MANDATORY PREPAYMENTS.
                         ---------------------

                           (a) The Borrower shall repay the Revolving Loans to
                  the extent necessary to ensure that Holdings and its Subsidiaries do not have cash or Cash Equivalents in excess of $1,500,000 for a three consecutive Business Day period during the last ten days of each calendar month. Amounts repaid under this subsection may be reborrowed by the Borrower upon its compliance with the requirements of this subsection.

                           (b) The Borrower shall from time to time repay (x)
                  the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect and
                  (y) the Cash Manage ment Indemnity Loans to the extent necessary so that the outstanding principal amount thereof shall not at any time exceed the Cash Manage ment Indemnity Commitments then in effect.

         C. GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) MANNER AND TIME OF PAYMENT. All payments by Borrower of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 1:00 P.M. (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next succeeding Business Day. Borrower hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                  (ii) [Reserved]

                  (iii) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Revolving Loans shall be apportioned among all outstanding Revolving Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3.

                  (iv) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) NOTATION OF PAYMENT. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Borrower hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

         D. APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS BY GUARANTORS.

                  (i) APPLICATION OF PROCEEDS OF COLLATERAL. All proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document shall be applied by Administrative Agent against the applicable Secured Obligations (used hereinafter as defined in such Collateral Document) then due and owing in the following order of priority:

                               (a) To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to indemnification under such Collateral Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy under such Collateral Document, including fees and expenses of counsel, all in accordance with the terms of this Agreement and such Collateral Document;

                               (b) thereafter, to the extent of any excess of such proceeds, to the payment of all other such Obligations for the ratable benefit of the holders thereof;

                               (c) thereafter, to the extent of any excess of such proceeds, to the Collateral Account in an amount not greater than 105% of the Letter of Credit Usage to serve as Collateral for the Loan Parties' obligations with respect to Letters of Credit then outstanding; and

                               (d) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                  (ii) APPLICATION OF PAYMENTS UNDER GUARANTY. All payments received by Administrative Agent under the Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:

                               (a) To the payment of the costs and expenses of any collection or other realization under the Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, including fees and expenses of counsel, all in accordance with the terms of this Agreement and such Guaranty;

                               (b) thereafter, to the extent of any excess of such payments, to the payment of all other Obligations for the ratable benefit of the holders thereof;

                               (c) thereafter, to the extent of any excess of such payment, to the Collateral Account in an amount not greater than 105% of the Letter of Credit Usage to serve as Collateral for the Loan Parties' obligations with respect to Letters of Credit then outstanding; and

                               (d) thereafter, to the extent of any excess of such payments, to the payment to the applicable Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5      USE OF PROCEEDS.

         A. REVOLVING LOANS. The proceeds of any Revolving Loans shall be used by Borrower (i) to fund general corporate purposes relating to the operations of the Borrower and the Guarantors after the Petition Date in accordance with, and limited to the items set forth in, the Budget, (ii) to pay all interest, fees and expenses of the Agents and the Lenders under the Loan Documents and of the Prepetition Agents and the Prepetition Lenders under the Prepetition Credit Agreement and the Prepetition Loan Documents and (iii) to pay those prepetition claims as may be approved by the Bankruptcy Court. The proceeds of Cash Management Indemnity Loans shall be used solely to make payments required to be made to Bank One, N.A. under the Cash Management Indemnity Agreement.

         B. PROHIBITED USES. No portion of the proceeds of any borrowing under this Agreement shall be used (1) in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or to violate any other law, in each case as in effect on the date or dates of such borrowing and such use of proceeds, or (2) to commence or prosecute any action or objection with respect to the claims, liens or security interests that relate to the Prepetition Credit Agreement, the Prepetition Loan Documents, the Cash Management Indemnity Reimbursement Agreement, the Credit Agreement or the Loan Documents.

2.6      [Reserved]

2.7      INCREASED COSTS; TAXES; CAPITAL ADEQUACY.
         -----------------------------------------

         A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent demonstrable error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall within 10 days pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         Promptly after any Lender has determined, in its sole judgment, that it will make a request for increased compensation pursuant to this Section 2.7A, such Lender will notify Borrower thereof. Failure on the part of any Lender so to notify Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period; provided that Borrower shall not be under any obligation to compensate any Lender with respect to increased costs or reductions with respect to any period prior to the date that is six months prior to such request if such Lender knew of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or reductions; and provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such six-month period.

         B. WITHHOLDING OF TAXES.

                  (i) PAYMENTS TO BE FREE AND CLEAR. All sums payable by Borrower under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) GROSSING-UP OF PAYMENTS. If Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrower to Administrative Agent or any Lender under any of the Loan Documents:

                               (a) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it;

                               (b) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Borrower) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                               (c) the sum payable by Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                  (iii) EVIDENCE OF EXEMPTION FROM U.S. WITHHOLDING TAX.

                           (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or

         4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                           (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Borrower two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.

                           (c) Borrower shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.7B(iii); PROVIDED that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Borrower of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

         C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by the National Association of Insurance Commissioners, any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of the National Association of Insurance Commissioners, any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within ten Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent demonstrable error.

2.8      OBLIGATION OF LENDERS AND ISSUING LENDER TO MITIGATE.
         -----------------------------------------------------

         Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or

(ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Borrower agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent demonstrable error.

                                   SECTION 2A
                    PRIORITIES AND LIENS; SURVIVAL OF CLAIMS

2A.1     PRIORITIES AND LIENS.
         --------------------

         (A) The Borrower and each of the Guarantors hereby covenants, represents and warrants that the Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents shall at all times be: (i) secured, pursuant to section 364(c)(2) of the Bankruptcy Code, by a first priority perfected lien on, and security interest in, all present and after acquired property of the Borrower and the Guarantors (other than their respective rights to commence and prosecute avoidance actions in connection with prepetition claims) not subject to a lien or security interest on the Petition Date; (ii) secured, pursuant to section 364(d)(1) of the Bankruptcy Code, by a first priority, senior priming perfected lien on, and security interest in, all present and after acquired property of the Borrower and the Guarantors that is (or is intended or is purported to be) subject to a lien or security interest on the Petition Date to secure the obligations of the Borrower and the Guarantors to the Prepetition Agents and the Prepetition Lenders under the Prepetition Credit Agreement and the other Prepetition Loan Documents or to secure the obligations of the Borrower to Scotiabank under the Cash Management Indemnity Reimbursement Agreement (the "PREPETITION OBLIGATIONS"); except property subject to Liens permitted pursuant to subsection 7.2A of the Prepetition Credit Agreement ("PREPETITION PERMITTED LIENS"); (iii) secured, pursuant to section 364(c)(3) of the Bankruptcy Code, by a perfected junior lien on, and security interest in, all property of the Borrower and the Guarantors that is otherwise subject to a valid and perfected Prepetition Permitted Lien on the Petition Date or a valid lien perfected (but not granted) after the Petition Date to the extent such post- Petition Date perfection in respect of a pre-Petition Date claim is expressly permitted under the Bankruptcy Code, PROVIDED that the Liens and security interests granted to the Agents and the Lenders hereunder and under the Interim Order (and Final Order, as applicable) shall be senior to (a) any Prepetition Permitted Lien which is expressly stated in the Prepetition Credit Agreement to be junior to the Liens and security interests granted to the Prepetition Agent or the Prepetition Lenders and (b) any Liens or security interests granted in and to the Collateral which were not permitted pursuant to the Prepetition Credit Agreement, and (iv) Superpriority Claims entitled to the benefits of section 364(c)(1) of the Bankruptcy Code, subject and subordinate in each case with respect to subclauses (i) through (iv) above, only to the Carve-out.

         (B) As to all Collateral, each of the Borrower and the Guarantors hereby assigns, grants and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Administrative Agent, for the ratable benefit of the Lenders and the Agent, all of the right, title and interest of the Borrower and such Guarantor in all of such Collateral, together in each case with all of the right, title and interest of the Borrower and each Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and each Guarantor acknowledge that, pursuant to the Interim Order and the Final Order, all of the Collateral shall be perfected without the filing or recordation of any UCC financing statements, notices of Lien or other instruments of mortgage or assignment and without the necessity of any party delivering, filing, registering or recording any other financing statements, filings, notices, recordings or other instruments or otherwise taking any other action to perfect such security interests or Liens. The Borrower and each Guarantor further agree that (i) the Administrative Agent shall have rights and remedies set forth in Section 9 in respect of the Collateral and (ii) if requested by any Agent, each of the Borrower and the Guarantors shall promptly enter into separate security agreements, pledge agreements and fee and leasehold mortgages with respect to such Collateral on terms reasonably satisfactory to the Agent and shall cause to be filed in the public record such financing statements, mortgages, notices and other documents and instruments as the Administrative Agent may reasonably require.

         (C) The Borrower and the Guarantors acknowledge and agree that, as adequate protection for the use of the Prepetition Lenders' Cash Collateral, the use, sale, or lease of the Prepetition Collateral (other than such Cash Collateral), the Prepetition Lenders' interests in the Liens that are being primed as set forth in subsection 2A.1(A)(ii) and the imposition of the automatic stay pursuant to Section 362(a) of the Bankruptcy Code, the Prepetition Agent and the Prepetition Lenders shall, pursuant to the Interim Order (and the Final Order, as applicable), receive to the extent of any diminution (if any) in the value of the Prepetition Collateral (i) a Superpriority Claim junior only to the Super-priority Claim granted to the Agents and the Lenders, (ii) a replacement Lien (to the extent, validity and priority as described in the Final Order) on the Collateral having a priority immediately junior to the priming and other Liens granted in favor of the Agents and the Lenders hereunder and under the other Loan Documents and the Orders (subject and subordinate, in the case of clauses (i) and (ii) above, to the Carve-Out and valid and perfected Liens which are senior (after giving effect to the Interim Order (and the Final Order, as applicable)) to the Liens granted to the Agent and the Lenders pursuant to the Interim Order (and the Final Order, as applicable), and (iii) the Borrower shall deliver to the Prepetition Agent and the Prepetition Lenders (without duplication) copies of all financial and other reporting, notices and other information delivered to the Agent and the Lenders under or in connection with this Agreement concurrently with the delivery of such information to the Agent and the Lenders. Nothing contained in this Agreement shall prejudice the right of the Prepetition Agents or the Prepetition Lenders to seek relief from the automatic stay or any other relief, including the right to seek to terminate the use of Cash Collateral.

2A.2     NO DISCHARGE: SURVIVAL OF CLAIMS.
         ---------------------------------

         The Borrower and each of the Guarantors agrees that to the extent its Obligations hereunder are not satisfied in full, (i) its Obligations arising hereunder shall not be discharged by the entry of a confirmation order (and the Borrower and each Guarantor, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agents and the Lenders pursuant to the Orders and described in subsection 2A.1(A) and the Liens granted to the Agents and the Lenders pursuant to the Orders and described in subsection 2A.1(A) shall not be affected in any manner by the entry of a confirmation order.

                                   SECTION 3.
                                LETTERS OF CREDIT

3.1      ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS
         ---------------------------------------------------------------------
         THEREIN.
         --------

         A. LETTERS OF CREDIT. In addition to Borrower requesting that Lenders make Revolving Loans pursuant to subsection 2.1A, Borrower may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Commitment Termination Date, that Issuing Lender issue Letters of Credit for the account of Borrower for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, Issuing Lender shall issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Borrower shall not request that Issuing Lender issue

(and Lender shall not issue):

                  (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect; or

                  (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $5,000,000; or

                  (iii) any Standby Letter of Credit having an expiration date later than the Commitment Termination Date; or

                  (iv) any Commercial Letter of Credit having an expiration date
(a) later than the earlier of (a) the date which is 30 days prior to the Commitment Termination Date and (b) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to Issuing Lender in its reasonable discretion; or

                  (v) any Letter of Credit denominated in a currency other than Dollars.

         B.       MECHANICS OF ISSUANCE.

                  (i) NOTICE OF ISSUANCE. Whenever Borrower desires the issuance of a Letter of Credit, it shall deliver to Issuing Lender a Notice of Issuance of Letter of Credit no later than 10:00 a.m. (New York City time) at least three Business Days, or such shorter period as may be agreed to by Issuing Lender, in its sole discretion, in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit, (c) the face amount of the Letter of Credit, (d) the expiration date of the Letter of Credit, (e) the name and address of the beneficiary, and (f) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require Issuing Lender to make payment under the Letter of Credit; provided that Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and provided, further that, unless otherwise agreed by the Issuing Lender, no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of Issuing Lender) on such business day.

Borrower shall notify Issuing Lender (and Administrative Agent, if Administrative Agent is not Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Borrower has certified in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Borrower shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Borrower is required to certify in the applicable Notice of Issuance of Letter of Credit.

                  (ii) ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, Issuing Lender shall issue the requested Letter of Credit in accordance with Issuing Lender's standard operating procedures.

                  (iii) NOTIFICATION TO LENDERS. Upon the issuance of any Letter of Credit Issuing Lender shall promptly notify Administrative Agent (if Issuing Lender is not Administrative Agent) and each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice (or, if Administrative Agent is Issuing Lender, together with such notice), Administrative Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

                  (iv) REPORTS TO LENDERS. Within 30 days after the end of each calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, Issuing Lender shall deliver to each other Lender a report setting forth for such calendar quarter the daily aggregate amount available to be drawn under the Letters of Credit issued by Issuing Lender that were outstanding during such calendar quarter.

         C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2      LETTER OF CREDIT FEES.
         ----------------------

         Borrower agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

                  (i) with respect to each Letter of Credit, (a) a fronting fee, payable directly to Issuing Lender for its own account, equal to the greater of
(1) $500 and (2) 0.25% per annum of the daily amount available to be drawn under such Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Lenders, equal to 3% per annum on the daily amount available to be drawn under such Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on the last Business Day of each calendar month and computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed; and

                  (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges payable directly to Issuing Lender for its own account in accordance with Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be. For purposes of calculating any fees payable under clause (i) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) of this subsection 3.2, Administrative Agent shall distribute to each Lender its Pro Rata Share of such amount.

3.3      DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF CREDIT.
         ------------------------------------------------------------------

         A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

         B. REIMBURSEMENT BY BORROWER OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, Issuing Lender shall immediately notify Borrower and Administrative Agent, and Borrower shall reimburse Issuing Lender on or before 11:00 a.m. (New York City time) the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Borrower shall have notified Administrative Agent and Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Borrower intends to reimburse Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Borrower shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B-1, Lenders shall, on the Reimbursement Date, make Revolving Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Lender for the amount of such honored drawing; and provided, further that if for any reason proceeds of Revolving Loans are not received by Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, Borrower shall reimburse Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Borrower shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

         C. PAYMENT BY LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

                  (i) PAYMENT BY LENDERS. In the event that Borrower shall fail for any reason to reimburse Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by Issuing Lender under a Letter of Credit issued by it, Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Lender is located) after the date notified by Issuing Lender. In the event that any Lender fails to make available to Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from Issuing Lender any amounts made available by Lender to Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by Issuing Lender in respect of which payment was made by Lender constituted gross negligence or willful misconduct on the part of Issuing Lender.

                  (ii) DISTRIBUTION TO LENDERS OF REIMBURSEMENTS RECEIVED FROM BORROWER. In the event Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by Issuing Lender under a Letter of Credit issued by it, Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of all payments subsequently received by Issuing Lender from Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

         D. INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

                  (i) PAYMENT OF INTEREST BY BORROWER. Borrower agrees to pay to Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                  (ii) DISTRIBUTION OF INTEREST PAYMENTS BY ISSUING LENDER. Promptly upon receipt by Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) Issuing Lender shall distribute to each other Lender, out of the interest received by Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of any interest received by Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Lenders for the period from the date on which Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Borrower. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4      OBLIGATIONS ABSOLUTE.
         ---------------------

         The obligation of Borrower to reimburse Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right which Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                  (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

                  (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries;

                  (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                  (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing; provided, in each case, that payment by Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence, willful misconduct or bad faith of Issuing Lender under the circumstances in question.

3.5      INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES.
         ---------------------------------------------------

         A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Borrower hereby agrees to protect, indemnify, pay and save harmless Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Lender, other than as a result of (a) the gross negligence, willful misconduct or bad faith of Issuing Lender or (b) subject to the following clause (ii), the wrongful dishonor by Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

         B. NATURE OF ISSUING LENDER'S DUTIES. As between Borrower and Issuing Lender, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuing Lender's rights or powers hereunder.

         In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put Issuing Lender under any resulting liability to Borrower.

         Notwithstanding anything to the contrary contained in this subsection 3.5, Borrower shall retain any and all rights it may have against Issuing Lender for any liability arising solely out of the gross negligence, willful misconduct or bad faith of Issuing Lender.

3.6      INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.
         -------------------------------------------------------

         Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that Issuing Lender or any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by Issuing Lender or any Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects Issuing Lender or such Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of Issuing Lender or such Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by Issuing Lender;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by Issuing Lender or participations therein purchased by such Lender; or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to Issuing Lender or such Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by Issuing Lender or such Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Borrower shall promptly pay to Issuing Lender or such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate Issuing Lender or such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Issuing Lender or such Lender shall deliver to Borrower a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Issuing Lender or such Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent demonstrable error. Promptly after Issuing Lender or any Lender has determined, in its sole judgment, that it will make a request for increased compensation pursuant to this subsection 3.6, Issuing Lender or such Lender, as the case may be, will notify Borrower thereof. Failure on the part of Issuing Lender or such Lender, as the case may be, so to notify Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of Issuing Lender's or such Lender's right to demand compensation with respect to such period or any other period; provided that Borrower shall not be under any obligation to compensate Issuing Lender or any Lender with respect to increased costs or reductions with respect to any period prior to the date that is six months prior to such request if Issuing Lender or such Lender knew of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or reductions; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such six-month period.

                                   SECTION 4.
                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

         The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1      CONDITIONS TO CLOSING.
         ----------------------

         The obligations of Lenders to make the initial Loans hereunder are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

         A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Borrower and each Guarantor shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to such Loan Party each, unless otherwise noted, dated the Closing Date:

                  (i) With respect to Borrower, Holdings and each Subsidiary Guarantor listed on Schedule 4.1 hereto, a long-form good standing certificate from the Secretary of State of its jurisdiction of organization, each dated a recent date prior to the Closing Date;

                  (ii) Copies of the Bylaws and Articles or Certificates of Incorporation of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary or a certificate from such Person's secretary or assistant secretary stating that such Person's Bylaws and Articles or Certificate of Incorporation have not been amended since the delivery thereof to the Prepetition Agents in November 1999;

                  (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party and authorizing the commencement of the Case with respect to which it is a debtor, each in form and substance satisfactory to the Administrative Agent, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

                  (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party which certificates shall be executed by the secretary or assistant secretary of such Person;

                  (v) Executed originals of a reaffirmation agreement (the "REAFFIRMATION"), substantially in the form of Exhibit XVI hereto, relating to the Cash Manage ment Indemnity Reimbursement Agreement; and

                  (vi) Executed originals of each Loan Document to which such Person is a party.

         B. NO MATERIAL ADVERSE CHANGE. Since December 31, 1999, no event, change or development has occurred which has had, or could reasonably be expected to have, a Material Adverse Effect.

         C. INITIAL ORDER. On or before the fifteenth day after the Petition Date, Agent and each Lender shall have received a copy (to be followed by a certified copy when available) of an order of the Bankruptcy Court in substantially the form of EXHIBIT XIV (the "INTERIM ORDER") approving the Loan Documents and granting the Superpriority Claim status and senior priming and other Liens described in Section 2A, which Interim Order (i) shall have been entered, with the consent or non-objection of a preponderance, as determined by the Administrative Agent in their sole judgment, of the Prepetition Lenders, upon an application or motion of the Borrower reasonably satisfactory in form and substance to the Agents, on such prior notice to such parties (including the Prepetition Lenders) as may in each case be reasonably satisfactory to the Agents, (ii) shall authorize extensions of credit in amounts satisfactory to the Agents, (iii) shall approve the payment by the Borrower of all of the fees set forth in Subsection 2.3 and the fees of professionals of the DIP Agents, (iv) shall be in full force and effect, and (v) shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agents and the Requisite Lenders; and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of Loans nor the issuance of any Letter of Credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the other Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal, and in the event the Interim Order is reversed or modified on appeal, the validity of any action taken pursuant to the Interim Order shall not be affected as provided in section 364(e) of the Bankruptcy Code

         D. OTHER ORDERS. The Agents shall have received, with a copy to each Lender and Prepetition Lender, a copy of such other order or orders of the Bankruptcy court as the Agents may deem necessary or desirable, including, without limitation, an order or orders entered by the Bankruptcy Court, in form and substance satisfactory to the Agents (i) with each Loan Party thereto acknowledging the validity and enforceability of obligations under the Prepetition Credit Agreement and the other Prepetition Loan Documents and the priority and liens therefor against all such Loan Parties under the Prepetition Credit Agreement and the other Prepetition Loan Documents (subject to a limited reservation of rights for any official creditors' committee appointed in the Cases) and (ii) granting and approving adequate protection of the interests of the Prepetition Lenders on account of the priming of the Prepetition Lenders' Liens by the Liens of the Lenders under this Agreement and the use of the Prepetition Lenders cash collateral as provided in Section 2A hereof, which orders shall be in full force and effect and shall not have been stayed, reversed, vacated or rescinded.

         E. FEES. The Borrower shall have paid (i) to the Prepetition Agents and the Prepetition Lenders all costs, fees and expenses owing to the Prepetition Agents and the Prepetition Lenders on the Petition Date and (ii) to the Agents and the Lenders all costs, fees and expenses owing to the Agents and the Lenders and payable on the Closing Date, including, without limitation, professional fees and other fees listed in Subsection 2.3.

         F. BUDGET. The Agents shall have received, with a copy to each Lender, a copy of the initial Budget and other cash flow and financial projections which the Agents may request, all in form and substance satisfactory to the Agents and the Requisite Lenders.

         G. DUE DILIGENCE. The Agents and the Lenders shall have received such information (financial and otherwise) as may be reasonably requested by the Agents or the Lenders and the Agents shall have completed, and shall be satisfied with the results of, all due diligence deemed necessary by them.

         H. CASH MANAGEMENT SYSTEM. The Loan Parties shall have continued and maintained a cash management system acceptable to the Agents.

         I. OPINIONS OF COUNSEL. The Agents shall have received from (i) Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Borrower, an opinion addressed to the Agents and each of the Lenders and dated the Closing Date covering the matters set forth in EXHIBIT VI and such other matters incident to the transaction contemplated herein as the Agents may reasonably request, (ii) the general counsel of the Borrower, an opinion addressed to the Agents and each of the Lenders and dated the Closing Date, covering the matters set forth in
EXHIBIT VII and such other matters incident to the transaction contemplated herein as the Agents may reasonably request and (iii) such other legal opinions as the Administrative Agent may request.

         J. FIRST DAY ORDERS. All orders submitted to the Bankruptcy Court on or about the Petition Date shall be in form and substance satisfactory to the Agents.

         K. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS. Each Loan Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect.

         L. SECURITY INTERESTS AND LIENS. Each of Syndication Agent and Administrative Agent shall have received evidence satisfactory to it that each Loan Party shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that either Agent may require to have been taken or made prior to the Closing Date, in order to effect a valid and perfected First Priority security interest in the Collateral in favor of Administrative Agent, for the benefit of Lenders.

         M. FINANCIAL STATEMENTS. On or before the Closing Date, Lenders shall have received from Borrower (i) audited financial statements of Holdings and its Subsidiaries for Fiscal Year 1999, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, and (ii) unaudited financial statements of Holdings and its Subsidiaries for the Fiscal Quarter ended March 31, 2000 and for the monthly periods ended April 30, 2000 and May 31, 2000 consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for such periods, all in reasonable detail and certified by the chief financial officer of Holdings that they fairly present the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

         N. EVIDENCE OF INSURANCE. Syndication Agent and Administrative Agent shall have received a certificate from Borrower's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

         O. [Reserved]

         P. [Reserved]

         Q. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Holdings and Borrower shall have delivered to Syndication Agent and Administrative Agent an Officers' Certificate, in form and substance satisfactory to Syndication Agent and Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true and correct in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true and correct in all material respects on and as of such earlier date) and that each Loan Party shall have performed in all material respects all agreements and satisfied in all material respects all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Syndication Agent, Administrative Agent and Requisite Lenders.

         R. PREPETITION LENDER CONSENT. Administrative Agent and Syndication Agent shall have received a consent to the transactions contemplated hereunder and under the other Loan Documents, in form and substance satisfactory to each of them, executed by the Requisite Lenders (as defined in the Prepetition Credit Agreement).

         S. SHARING OF INFORMATION LETTER. Borrower shall have duly executed and delivered to Scotiabank an agreement and acknowledgment to a letter agreement substantially in the form of Exhibit XV hereto.

         T. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the Cases and the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, or Syndication Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and Syndication Agent and such counsel, and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.

         Notwithstanding anything herein to the contrary, it is understood and agreed that documents, certificates and other items set forth on Schedule 6.10 annexed hereto shall be delivered after the Closing Date in accordance with subsection 6.10.

         Each Lender by delivering its signature page to this Agreement and funding its initial Revolving Loan on the Closing Date shall be deemed to have acknowledged receipt of, and consented to and approved (as long as substantially in the form delivered to Lenders including any changed pages thereto delivered to Lenders), each Loan Document and each other document required to be approved by Requisite Lenders or Lenders, as applicable.

4.2      CONDITIONS TO ALL LOANS.
         ------------------------

         The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

         A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the president, the chief financial officer or the treasurer of Borrower or by any executive officer of Borrower designated by any of the above-described officers on behalf of Borrower in a writing delivered to Administrative Agent.

         B-1. The Administrative Agent shall have received a certificate, dated such Funding Date, and executed by the executive officer, the president, the chief financial officer or the treasurer of the Borrower and of each Guarantor certifying that (i) the proposed extension of credit and its intended use are consistent with the terms of this Agreement and the Budget and is necessary, after utilization and application of the Loan Parties' available cash, in order to satisfy the Loan Parties' obligations in the ordinary course of business or approved by the Bankruptcy Court and is otherwise permitted under this Agreement; and (ii) such officer(s) have no knowledge of any Event of Default or Potential Event of Default.

         B-2. Each delivery of a Notice of Borrowing and the acceptance by Borrower of the proceeds of such Loans shall constitute a representation and warranty by Borrower that on such Funding Date (both immediately before and immediately after such Loans are made and the proceeds thereof are applied) the statements made in subsection 4.2C are true and correct in all material respects.

         C. AS OF THAT FUNDING DATE:

                  (i) The representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

                  (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                  (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                  (iv) No order, judgment or decree of any court, arbitrator or govern mental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

                  (v) The making of the Loans requested on such Funding Date shall not violate any law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

                  (vi) The Interim Order shall be in full force and effect or, if the date of the requested extension of credit is more than 45 days after the Closing Date, or if the amount of such requested Loan or Letter of Credit, together with the outstanding principal amount of all Loans and the Letter of Credit Usage at such time, shall exceed the maximum amount authorized pursuant to the Interim Order, the Final Order of the Bankruptcy Court granting final approval of the Agreement (and permitting such Loan or Letter of Credit) shall have been entered in form and substance satisfactory to the Agents, and shall be in full force and effect and shall not have been stayed, reversed, vacated or otherwise modified;

                  (vii) The Borrower shall have paid to the Agents and each Lender all fees, costs and expenses and other amounts (including, without limitation, legal fees and expenses) payable to the Agent and such Bank to the extent then due;

                  (viii) Unless otherwise consented to by the Administrative Agent, there shall have been no change to the Loan Parties' cash management system;

                  (ix) The Administrative Agent and each of the Lenders shall have received and the Requisite Lenders shall be satisfied with the Loan Parties' business plan and supporting projections and the Administrative Agent and the Requisite Lenders shall be satisfied, in their respective good faith judgments, with the Loan Parties' general bankruptcy strategy; and

                  (x) There shall not be pending or, to the knowledge of Borrower, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Holdings or any Loan Party or any of their properties that has not been disclosed by Borrower in writing pursuant to subsection 5.6 or 6.1(viii) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Administrative Agent or of Requisite Lenders, could reasonably be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans or the Issuance of Letters of Credit hereunder.

4.3      CONDITIONS TO LETTERS OF CREDIT.
         --------------------------------

         The issuance of any Letter of Credit hereunder (whether or not Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

         A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Revolving Loans shall have been made.

         B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, the president, the chief financial officer or the treasurer of Borrower or by any executive officer of Borrower designated by any of the above-described officers on behalf of Borrower in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit. Each delivery of a Notice of Issuance of Letter of Credit and the acceptance by Borrower of the issuance of any Letter of Credit shall constitute a representation and warranty by Borrower that on the date of the issuance of such Letter of Credit (both immediately before and immediately after such Letter of Credit is issued and delivered to the beneficiary thereof) the statements made in subsection 4.2C are true and correct in all material respects.

         C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsections 4.2C shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.


                                   SECTION 5.
                         REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lender to issue Letters of Credit and to induce other Lenders to purchase participations therein, Borrower and each Guarantor each represent and warrant to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1      ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
         ----------------------------------------------------------------
         SUBSIDIARIES.
         -------------

         A. ORGANIZATION AND POWERS. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as specified in SCHEDULE 5.1 annexed hereto, except where failure to be in good standing has not had and could not reasonably be expected to have a Material Adverse Effect. Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

         B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.

         C. CONDUCT OF BUSINESS. Loan Parties are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.12.

         D. SUBSIDIARIES. All of the Subsidiaries of Holdings as of the Closing Date are identified in SCHEDULE 5.1 annexed hereto, as said SCHEDULE 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xiv). The capital stock of each of the Subsidiaries of Holdings identified in SCHEDULE 5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. SCHEDULE 5.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of Borrower and each of its Subsidiaries in each of the Subsidiaries of Borrower identified therein.

5.2      AUTHORIZATION OF BORROWING, ETC.
         --------------------------------

         A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

         B. NO CONFLICT. The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of (a) any law or any governmental rule or regulation applicable to any Loan Party or any of its Subsidiaries except for such violations which could not reasonably be expected to have a Material Adverse Effect, (b) the Certificate or Articles of Incorporation or Bylaws of any Loan Party or any of its Subsidiaries or (c) any order, judgment or decree of any court or other agency of government binding on any Loan Party or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders or which could not reasonably be expected to have a Material Adverse Effect.

         C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for the entry by the Bankruptcy Court of the Interim Order (and the Final Order when applicable).

         D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

         E. INTERIM AND FINAL ORDERS. As of the date of the making by the Lenders of the initial Loan hereunder, the Interim Order has been entered and has not been stayed, amended, vacated, reversed, rescinded or otherwise modified in any respect without the consent of the Lenders. As of the date of the making of any subsequent Loan and the issuance of each Letter of Credit hereunder, the Interim Order and/or the Final Order, as the case may be, have been entered and have not been stayed, amended, reversed, vacated, rescinded or otherwise modified (except in accordance with the terms hereof) in any respect.

5.3      FINANCIAL CONDITION.
         --------------------

         Borrower has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheet of Holdings and its Subsidiaries as at December 31, 1999 and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheet of Holdings and its Subsidiaries as at March 31, 2000 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for the three months then ended. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Except as was permitted under the Prepetition Credit Agreement on the Petition Date, as of the Closing Date, Borrower does not (and will not following the funding of the initial Revolving Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower or any of its Subsidiaries.

5.4      NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.
         ----------------------------------------------------------

         Since December 31, 1999, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Since December 31, 1999, neither Holdings nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so.

5.5      TITLE TO PROPERTIES; LIENS.
         ---------------------------

         Loan Parties have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for Permitted Encumbrances and assets disposed of since the date of such financial statements as permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

5.6      LITIGATION; ADVERSE FACTS.
         --------------------------

         Except as set forth in SCHEDULE 5.6 annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of any Loan Party or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Loan Party nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7      PAYMENT OF TAXES.
         -----------------

         Except to the extent permitted by subsection 6.3, all income tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. No Loan Party knows of any proposed tax assessment against any Loan Party or any of its Subsidiaries which is not being actively contested by such Loan Party or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8      PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL
         ------------------------------------------------------------------
         CONTRACTS.
         ----------

         A. No Loan Party nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations not constituting prepetition obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

         B. No Loan Party nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.9      GOVERNMENTAL REGULATION.
         ------------------------

         No Loan Party nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation (other than the Bankruptcy Code, usury laws, Regulation X and other similar laws) which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10     SECURITIES ACTIVITIES.
         ----------------------

         A. No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         B. No Loan Party owns, legally or beneficially, any Margin Stock.

5.11     EMPLOYEE BENEFIT PLANS.
         -----------------------

         A. Each Loan Party and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all obligations under each Employee Benefit Plan which could reasonably be expected to result in a material liability. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

         B. No ERISA Event has occurred or is reasonably expected to occur.

         C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in SCHEDULE 5.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of their respective ERISA Affiliates.

         D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000.

         E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Loan Parties and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $1,000,000.

5.12     CERTAIN FEES.
         -------------

         No broker's or finder's fee or commission will be payable by Holdings or any of its Subsidiaries with respect to this Agreement or any of the transactions contemplated hereby, and Holdings and Borrower hereby, jointly and severally, indemnify Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13     ENVIRONMENTAL PROTECTION.
         -------------------------

         Except as set forth in SCHEDULE 5.13 annexed hereto,

                  (i) No Loan Party nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity;

                  (ii) No Loan Party nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or any comparable state law;

                  (iii) There are and, to Holdings' and Borrower's knowledge have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against any

Loan Party or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (iv) Except as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (a) no Loan Party nor any of its Subsidiaries nor, to Holdings' or Borrower's knowledge, any predecessor of any Loan Party or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and (b) no Loan Party's or any of its Subsidiaries' operations involve the transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent; and

                  (v) Compliance with all current or, to the best knowledge of each Loan Party and its Subsidiaries, future requirements pursuant to or under Environmental Laws could not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect.

         Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to any Loan Party relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter disclosed on SCHEDULE 5.13 annexed hereto, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

5.14     EMPLOYEE MATTERS.
         -----------------

         Except as set forth on SCHEDULE 5.14 annexed hereto, no Loan Party nor any of its Subsidiaries is party to any collective bargaining agreement and, to the knowledge of Holdings and Borrower, no union representation question exists with respect to the employees of any Loan Party or any of its Subsidiaries. There is no strike, work stoppage, slow down, lockout or other labor dispute pending, or to the knowledge of Holdings and Borrower, threatened, involving any Loan Party or any of its Subsidiaries that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.15     [Reserved]

5.16     MATTERS RELATING TO COLLATERAL.
         -------------------------------

         A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with the entry by the Bankruptcy Court of the Interim Order (and the Final Order when applicable) are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable

Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and no filings or other actions are necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens.

         B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents (other than the entry by the Bankruptcy Court of the Interim Order (and the Final Order when applicable)) or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for such action, if any, of the Bankruptcy Court required under the Orders and except as may be required in connection with the disposition of any Pledged Collateral by laws generally affecting the offering and sale of securities.

         C. ABSENCE OF THIRD-PARTY FILINGS. Except as may be filed in favor of Administrative Agent in connection with the Loan Documents and in respect of Liens permitted under subsection 7.2 hereof, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

         D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         E. INFORMATION REGARDING COLLATERAL. All information supplied to Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.17     [Reserved]

5.18     DISCLOSURE.
         -----------

         No representation or warranty of any Loan Party contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by any Loan Party for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings and Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections will differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Loan Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

                                   SECTION 6.
                              AFFIRMATIVE COVENANTS

         Each Loan Party covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, each Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1      FINANCIAL STATEMENTS AND OTHER REPORTS.
         ---------------------------------------

         Holdings will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to Administrative Agent and Lenders:

                  (i) QUARTERLY FINANCIALS: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, (a) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter and setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Budget for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter; provided that delivery of Borrower's Form 10-Q for such Fiscal Quarter (if any) shall be deemed to satisfy the requirements of this clause (b);

                  (ii) YEAR-END FINANCIALS: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Budget for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year; provided that delivery of Borrower's Form 10-K (if any) for such Fiscal Year shall be deemed to satisfy the requirements of this clause
(b), and (c) in the case of such consolidated financial statements, a report thereon of KPMG Peat Marwick LLP or other independent certified public accountants of recognized national standing selected by Holdings and satisfactory to Administrative Agent, which report shall be unqualified (other than qualifications relating to the Cases and going concern qualifications), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (iii) OFFICERS' AND COMPLIANCE CERTIFICATES: together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to subdivisions (i) and (ii) above and subdivision (xviii), below, (a) an Officers' Certificate of Holdings stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Holdings has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

                  (iv) RECONCILIATION STATEMENTS: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to subdivisions (i), (ii) or (xi) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii) or (xi) of this subsection 6.1 following such change to the extent Borrower is required to prepare such pro forma financial statements under the Securities Act or the Exchange Act or the rules and regulations thereunder, consolidated financial statements of Holdings and its Subsidiaries for (1) the current Fiscal Year to the effective date of such change and (2) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and
(b) together with each delivery of financial statements pursuant to subdivision
(i), (ii) or (xi) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Holdings setting forth the material differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (v) ACCOUNTANTS' CERTIFICATION: concurrently with any delivery of financial statements under subdivision (ii) above, a certificate of the accounting firm opining on or certifying such statements on behalf of Borrower (which certificate may be limited to accounting matters and may disclaim responsibility for legal interpretations) certifying that no Event of Default or Potential Event of Default has occurred or, if such an Event of Default or Potential Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                  (vi) SEC FILINGS AND PRESS RELEASES: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission, and (c) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its

Subsidiaries;

                  (vii) EVENTS OF DEFAULT, ETC.: promptly upon any officer of any Loan Party obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to any Loan Party or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) at any time when neither Holdings nor Borrower is required to file such reports, of any condition or event that would be required to be disclosed in a current report filed by Holdings or Borrower with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Holdings or Borrower were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Holdings has taken, is taking and proposes to take with respect thereto;

                  (viii) LITIGATION OR OTHER PROCEEDINGS: promptly upon any officer of Holdings or Borrower obtaining knowledge of (a) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Holdings to Lenders or (b) any material development in any Proceeding that, in any case:

                           (1) if adversely determined, has a reasonable
                  possibility of giving rise to a Material Adverse Effect; or

                           (2) seeks to enjoin or otherwise prevent the
                  consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

written notice thereof together with such other information as may be reasonably available to Holdings to enable Lenders and their counsel to evaluate such matters;

                  (ix) ERISA EVENTS: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (x) ERISA NOTICES: with reasonable promptness, copies of (a) if requested by Administrative Agent each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

                  (xi) 2001 BUDGET: as soon as practicable and in any event no later than November 30, 2000, cash flow projections, substantially in the form of EXHIBIT III hereto, showing on a line-item basis monthly anticipated cash receipts and expenditures, monthly projected balance sheets and monthly projected income statements for the period from January 1, 2001 through March 31, 2001, all of which shall be in form and substance satisfactory to the Administrative Agent;

                  (xii) INSURANCE: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Holdings and its Subsidiaries and all material insurance coverage planned to be maintained by Holdings and its Subsidiaries in the immediately succeeding Fiscal Year;

                  (xiii) BOARD OF DIRECTORS: with reasonable promptness, written notice of any change in the Board of Directors of Holdings or Borrower;

                  (xiv) NEW SUBSIDIARIES: promptly upon any Person becoming a Subsidiary of Holdings, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Holdings and (b) all of the data required to be set forth in SCHEDULE 5.1 annexed hereto with respect to all Subsidiaries of Holdings (it being understood that such written notice shall be deemed to supplement SCHEDULE 5.1 annexed hereto for all purposes of this Agreement);

                  (xv) MATERIAL CONTRACTS: promptly, and in any event within ten Business Days after any Material Contract of Holdings or any of its Subsidiaries (other than the Administrative Agreement) is terminated or any Material Contract is amended in a manner that is materially adverse to Holdings or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

                  (xvi) [Reserved]

                  (xvii) [Reserved]

                  (xviii) MONTHLY REPORTS AND OTHER INFORMATION (i) As soon as available, and in any event within twenty five (25) days after the end of each month the monthly report prepared for the board of directors which shall include, to the extent and with the format and content provided to the board of directors, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Budget for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail, together with a Financial Officer Certification with respect thereto, (ii) weekly report at the beginning of each week which shall include the consolidated cash balance of Holdings and its Subsidiaries as of the end of the immediately preceding week and (iii) with reasonable promptness, such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by any Lender;

                  (xix) MONTHLY CASH FLOW BUDGET AND VARIANCE REPORTS. Not later than the twenty-fifth day of each calendar month, the Borrower shall deliver to each Agent and each Lender, (i) cash flow forecasts, in form and substance satisfactory to the Administrative Agent and the Requisite Lenders, reflecting on a line-item basis anticipated monthly cash receipts and expenditures for the succeeding month, and (ii) a copy of a variance report, in form and substance satisfactory to the Administrative Agent and the Requisite Lenders, reflecting on a line-item basis the actual cash receipts and disbursements for the preceding month and the variance of such actual results from those reflected in the Budget for the preceding month.

                  (xx) BANKRUPTCY INFORMATION. Promptly after the same is available, the Loan Parties shall furnish to counsel for the Agents all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of any Loan Party with the Bankruptcy Court or the United States Trustee in the Cases, or distributed by or on behalf of any Loan Party to any official committee appointed in the Cases.

                  (xxi) BANKRUPTCY SCHEDULES. Each Loan Party shall file their respective bankruptcy schedules and statements of financial affairs no later than the date set forth in the Federal Rules of Bankruptcy Procedure or in any order entered by the Bankruptcy Court on the Petition Date with respect to an extension of time to file such schedules and statements (and shall not, without the consent of the

Administrative Agent, seek a further extension of time to file such schedules and statements) and shall promptly deliver a copy thereof to the Agents and their counsel.

6.2      CORPORATE EXISTENCE, ETC.
         -------------------------

         Holdings will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect (i) its corporate existence (other than the corporate existence of Subsidiary Guarantors merged into other Subsidiary Guarantors or the Borrower as permitted under subsection 7.7(i)) and
(ii) all rights and franchises the loss of which could reasonably be expected to have a Material Adverse Effect.

6.3      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.
         -----------------------------------------------

         A. Holdings will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges (not constituting prepetition claims) imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

         B. Holdings will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries).

6.4      MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET INSURANCE/
         -------------------------------------------------------------------
         CONDEMNATION PROCEEDS.
         ----------------------

         A. MAINTENANCE OF PROPERTIES. Each Loan Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties used or useful in the business of such Loan Party and its Subsidiaries (including all Intellectual Property) that are material to Holdings and its Subsidiaries, taken as a whole, and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

         B. INSURANCE. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrower and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Borrower will maintain or cause to be maintained replacement value casualty insurance on the Collateral constituting tangible personal property under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (i) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

6.5      INSPECTION RIGHTS.
         ------------------

         Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect the headquarters of such Loan Party, to inspect its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that such Loan party may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

6.6      COMPLIANCE WITH LAWS, ETC.
         --------------------------

         Each Loan Party shall comply, and shall cause each of its Subsidiaries and all other Persons occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all applicable current and future Environmental Laws and all laws, rules, regulations and orders relating to prearranged funeral products and services and the maintenance of trust accounts in respect thereof), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7 ENVIRONMENTAL REVIEW AND INVESTIGATION, DISCLOSURE, ETC.; BORROWER'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.


         A. ENVIRONMENTAL REVIEW AND INVESTIGATION. Each Loan Party agrees that Administrative Agent may, from time to time and in its reasonable discretion,
(i) retain, at Borrower's reasonable expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for any Loan Party and provided to Administrative Agent pursuant to subsection 6.7B(i) and (ii) in the event (a) an Event of Default occurs as a result of a breach of subsection 5.6 (to the extent relating to Environmental Laws or Environmental Claims), 5.13,
6.6 (to the extent resulting from noncompliance with Environmental Laws) or 6.7 and is continuing, or (b) the Loans and all other Obligations shall (automatically or by declaration) have become immediately due and payable pursuant to Section 8, conduct its own investigation of reasonable scope and at reasonable expense; provided that, the Loan Parties shall only be obligated to use commercially reasonable efforts to obtain permission for Administrative Agent's professional consultant to conduct an investigation of any Facility which is the basis of such Event of Default or such acceleration of the Loans and Obligations that is (x) no longer owned, leased, operated or used by Borrower or any of its Subsidiaries, or (y) currently used by a Loan Party (but not owned, leased, or operated by any Loan Party) and with respect to which Borrower has no right or authority to permit Administrative Agent's professional consultant to conduct an investigation thereon. For purposes of conducting such a review and/or investigation, each Loan Party, to the extent that it has the power and authority to do so, hereby grants to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by such Loan Party or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Borrower and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. To the extent reasonably practicable, Administrative Agent shall restore any property damaged by such investigation to its condition immediately prior to such investigation. Each Loan Party and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7A will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Borrower with the understanding that each Loan Party acknowledges and agrees that (1) it will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Borrower's use of or reliance on such report,

(2) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (3) by delivering such report to Borrower, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

         B. ENVIRONMENTAL DISCLOSURE. Borrower will deliver to Administrative Agent and Lenders:

            (i) ENVIRONMENTAL AUDITS AND REPORTS. As soon as practicable following receipt thereof, copies of all material and non-privileged environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to environmental matters at any Facility which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

            (ii) NOTICE OF CERTAIN RELEASES, REMEDIAL ACTIONS, ETC. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws that could reasonably be expected to have a Material Adverse Effect, (b) any remedial action taken by any Loan Party or any other Person in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (c) any Loan Party's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (iii) WRITTEN COMMUNICATIONS REGARDING ENVIRONMENTAL CLAIMS, RELEASES, ETC. As soon as practicable following the sending or receipt thereof by any Loan Party or any of their Subsidiaries, a copy of any and all material and non-privileged written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency that could reasonably be expected to have a Material Adverse Effect, and (c) any request for information from any governmental agency that suggests such agency is investigating whether any Loan Party or any of their Subsidiaries may be potentially responsible for any Hazardous Materials Activity that could reasonably be expected to have a Material Adverse Effect.

            (iv) NOTICE OF CERTAIN PROPOSED ACTIONS HAVING ENVIRONMENTAL IMPACT. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by any Loan Party or any of their Subsidiaries that could reasonably be expected to (1) expose any Loan Party or any of their Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of any Loan Party or any of their Subsidiaries to maintain in full force and effect all Governmental Authorizations required under any Environmental Laws for their respective operations, except to the extent the failure to maintain such Governmental Authorizations could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (b) any proposed action to be taken by any Loan Party or any of their Subsidiaries to commence manufacturing or other industrial operations or to modify current operations in a manner that could reasonably be expected to subject any Loan Party or any of their Subsidiaries to any additional obligations or requirements under any Environmental Laws which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (v) OTHER INFORMATION. With reasonable promptness, such other material and non-privileged documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this subsection 6.7.

         C. LOAN PARTY ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

            (i) REMEDIAL ACTIONS RELATING TO HAZARDOUS MATERIALS ACTIVITIES. Subject to the limitations contained in subsection 7.8 hereof, each Loan Party shall promptly undertake, and shall cause each of their Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that is reasonably likely to give rise to an Environmental Claim, in each case that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. In the event any Loan Party or any of their Subsidiaries undertakes any such action with respect to any Hazardous Materials, such Loan Party or Subsidiary shall conduct and complete such action in all material respects in compliance with all applicable Environmental Laws and in accordance with the binding policies, orders and directives of all relevant federal, state and local governmental authorities except when, and only to the extent that, such Loan Party's or Subsidiary's liability with respect to such Hazardous Materials Activity is being contested in good faith by such Loan Party or Subsidiary.

            (ii) ACTIONS WITH RESPECT TO ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS. Subject to the limitations contained in subsection 7.8 hereof, each Loan Party shall promptly take, and shall cause each of their Subsidiaries promptly to take, any and all actions necessary to (i) cure any material violation of applicable Environmental Laws by such Loan Party or Subsidiaries where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against such Loan Party or Subsidiary and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.8      PAYMENT OF OBLIGATIONS.

         Except as provided in the Bankruptcy Code or an applicable order of the Bankruptcy Court, each Loan Party shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature that constitute administrative expenses under Section 503(b) of the Bankruptcy Code in the Cases, except, so long as no material property or assets of the Loan Parties is in danger of being lost or forfeited as a result thereof, no such obligation need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of each Loan Party as the case may be.

6.9      ADDITIONAL SECURITY; FURTHER ASSURANCES.

         A. Promptly upon the Administrative Agent's request therefor, each of the Loan Parties will duly authorize, execute and deliver the following:

            (i) proper Uniform Commercial Code financing statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests purported to be created by the Collateral Documents;

            (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Loan Party as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name any Loan Party as debtor (none of which shall cover the Collateral except to the extent evidencing Liens permitted pursuant to subsection 7.2A;

            (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Collateral Documents as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests intended to be created by the Collateral Documents; and

            (iv) evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect and protect the security interests purported to be created by the Collateral Documents have been taken.

         B. Each of the Loan Parties will grant to the Administrative Agent security interests and Liens in such assets and properties of such Loan Party as are not covered by the Collateral Documents (other than the right to commence and prosecute avoidance actions in connection with prepetition claims), as may be reasonably requested from time to time by the Administrative Agent or the Requisite Lenders (collectively, the "ADDITIONAL SECURITY DOCUMENTS"). All such security interests and Liens shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected First Priority security interests and Liens. The Additional Security Documents or instruments related thereto shall been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have be paid in full by the Loan Parties.

         C. Each Loan Party will at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Collateral Documents as the Administrative Agent may reasonably require. Furthermore, each Loan Party will cause to be delivered to the Administrative Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this subsection 6.9 has been complied with.

         D. Each Loan Party agrees that each action required above by this subsection shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Administrative Agent or the Requisite Lenders or required to be taken by Holdings and/or its Subsidiaries pursuant to the terms of this subsection 6.9.

6.10     POST-CLOSING DELIVERIES.

         Borrower shall cause (i) any actions set forth on Schedule 6.10 annexed hereto to be taken and (ii) each document, certificate or other item set forth on Schedule 6.10 to be delivered, in each case within the time period specified on Schedule 6.10 and in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent.

6.11     REPLACEMENT OF EXISTING CASH MANAGEMENT LETTER OF CREDIT.

         Within five Business Days of the Closing Date, the Borrower will request that the beneficiary of the Existing Cash Management Letter of Credit
(i) accept a Letter of Credit issued as a replacement for the Existing Cash Management Letter of Credit and (ii) surrender the Existing Cash Management Letter of Credit for termination.

                                   SECTION 7.
                               NEGATIVE COVENANTS

         Each Loan Party covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, each of Holdings and Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1      INDEBTEDNESS.

         No Loan Party shall, shall permit their Subsidiaries to, or shall apply to the Bankruptcy Court for authority to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (i) the Loan Parties may become and remain liable with respect to the Obligations;

            (ii) the Loan Parties and their Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

            (iii) [Reserved]

            (iv) the Loan Parties and their Subsidiaries may become and remain liable with respect to Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

                  (v)  [Reserved]

                  (vi) the Loan Parties and their Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases and purchase money Indebtedness, in each case which is incurred in respect of the acquisition of equipment constituting Consolidated Capital Expenditures permitted by subsection 7.8; provided that any such purchase money Indebtedness or Indebtedness in respect of Capital Leases is incurred by any Loan Party or any of their Subsidiaries prior to or within 270 days after the applicable Consolidated Capital Expenditure;

                  (vii) the Loan Parties and their Subsidiaries may become and remain liable with respect to Indebtedness under Capital Leases of automobiles to be used by employees and directors of the Loan Parties and their Subsidiaries entered into in the ordinary course of business;

                  (viii) the Loan Parties may become and remain liable with respect to Indebtedness to any other Loan Party PROVIDED THAT (a) all such intercompany Indebtedness shall be subordinated in right of payment to the Obligations, (b) any payment by any Guarantor of any of the Obligations pursuant to the Guaranty shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Guarantor to Borrower or to any of its Subsidiaries for whose benefit such payment is made and (c) the proceeds of any Indebtedness incurred by John A. Beck Company from any other Loan Party shall only be used for working capital purposes consistent with past practices;

                  (ix) the Loan Parties, as applicable, may remain liable with respect to Indebtedness incurred prior to the Petition Date which was permitted under the terms of the Prepetition Credit Agreement or which was otherwise approved by the Prepetition Lenders in writing prior to the Petition Date;

                  (x)  [Reserved]

                  (xi) the Loan Parties may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $500,000 at any time outstanding.

7.2      LIENS AND RELATED MATTERS.

         A. PROHIBITION ON LIENS. No Loan Party shall, shall permit their Subsidiaries to, or shall apply to the Bankruptcy Court for authority to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to its property or asset of any kind (including any document or instrument in respect of goods or accounts receivable), whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                  (i)    Permitted Encumbrances;

                  (ii)   Liens granted pursuant to the Collateral Documents;

                  (iii) Liens existing on the Petition Date that were permitted under the terms of the Prepetition Credit Agreement or which were otherwise approved by the Prepetition Lenders in writing prior to the Petition Date;

                  (iv)   [Reserved]

                  (v)    [Reserved]

                  (vi) purchase money security interests or Capital Leases of equipment hereafter acquired by a Loan Party (including the interests of vendors and lessors under conditional sale and title retention agreements), provided that (a) such security interests secure Indebtedness permitted by subsections 7.1(vi) or (vii), (b) such security interests are created, and the Indebtedness secured thereby is incurred, at or prior to such acquisition, (c) the Indebtedness secured thereby does not exceed 100% of the cost of such equipment at the time of such acquisition, and (d) such security interests do not encumber any other property or assets of any Loan Party (other than accessions to such equipment and provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender); and

                  (vii) the replacement, extension or renewal of any Lien permitted by clause (vi) above, provided that such replacement, extension or renewal Lien shall not encumber any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; and provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by subsection 7.1.

         B. EQUITABLE LIEN IN FAVOR OF LENDERS. If any Loan Party shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

         C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, no Loan Party shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

         D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Except as provided herein, in the Prepetition Credit Agreement and in the Senior Subordinated Note Indenture, no Loan Party shall, shall permit their Subsidiaries to, or shall apply to the Bankruptcy Court for authority to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by any Loan Party, (ii) repay or prepay any Indebtedness owed by such Subsidiary to any Loan Party, (iii) make loans or advances to any Loan Party, or (iv) transfer any of its property or assets to any Loan Party.

7.3      INVESTMENTS; JOINT VENTURES.

         No Loan Party shall, shall permit their Subsidiaries to, or shall apply to the Bankruptcy Court for authority to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

            (i) each Loan Party may make and own Investments in Cash and Cash Equivalents;

            (ii) each Loan Party may make and own Investments in Persons that are Loan Parties;

            (iii) each Loan Party may make intercompany loans to the extent permitted under subsection 7.1(viii);

            (iv) each Loan Party may continue to own the Investments owned by them on the Petition Date that were permitted under the terms of the Prepetition Credit Agreement or were otherwise approved by the Prepetition Lenders in writing prior to the Petition Date;

            (v) [Reserved]

            (vi) [Reserved]

            (vii) Borrower and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $100,000;

            (viii) Borrower and its Subsidiaries may make and own Investments arising out of the receipt by Borrower or any of its Subsidiaries of non-cash consideration for any sale of assets permitted under subsection 7.7; provided that such consideration (if the stated amount or value thereof is in excess of $100,000) is pledged upon receipt to Administrative Agent;

            (ix) Borrower and its Subsidiaries may make loans and advances to employees of Borrower or its Subsidiaries not to exceed $100,000 in the aggregate at any time outstanding; and

            (x) Borrower and its Subsidiaries may make and own Investments in respect of (a) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (b) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Borrower and its Subsidiaries.

7.4      CONTINGENT OBLIGATIONS.

         No Loan Party shall, shall permit their Subsidiaries to, or shall apply to the Bankruptcy Court for authority to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

            (i) the Guarantors may become and remain liable with respect to Contingent Obligations in respect of the Guaranty;

            (ii) Borrower may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit,;

            (iii) [Reserved];

            (iv) Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

            (v) Borrower and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Borrower or any of its Subsidiaries permitted by subsection 7.1;

            (vi) Borrower and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations existing on the Petition Date that were permitted under the terms of the Prepetition Credit Agreement or were otherwise approved by the Prepetition Lenders in writing prior to the Petition Date;

            (vii) Borrower and its Subsidiaries may become and remain liable with respect to other Contingent Obligations relating to surety bonds supporting merchandise trust obligations under the Florida Administrative Code; provided that the maximum aggregate liability, contingent or otherwise, of Borrower and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $2,000,000; and

            (viii) [Reserved]

7.5      RESTRICTED JUNIOR PAYMENTS.

         No Loan Party shall, shall permit their Subsidiaries to, or shall apply to the Bankruptcy Court for authority to, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (i) Borrower's Subsidiaries may pay dividends to Borrower and its Wholly Owned Subsidiaries,
(ii) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, Borrower may make Restricted Junior Payments to Holdings (a) to the extent necessary to permit Holdings to pay general administrative costs and expenses set forth in the Budget then due and payable in the ordinary course of business of Holdings in an amount not greater than that provided in the Budget and (b) to the extent necessary to permit Holdings to discharge the consolidated tax liabilities of Holdings and its Subsidiaries, in each case so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose, and (iii) Borrower may seek Bankruptcy Court authority to make Restricted Junior Payments upon, and in connection with, the confirmation of a Conforming Plan. Other than in connection with the confirmation of a Conforming Plan, no Loan Party shall, shall permit their Subsidiaries to, or shall apply to the Bankruptcy Court for authority to, pay, make or set apart any sum for the payment of any Prepetition Obligations, including any interest thereon, if (i) an Event of Default or Potential Event of Default has then occurred and is continuing and (ii) Administrative Agent or Requisite Lenders have notified Borrower that such payments are not to be made and have not rescinded such notice.

7.6      MINIMUM CONSOLIDATED ADJUSTED EBITDA.

         The Loan Parties shall not permit Consolidated Adjusted EBITDA for the period commencing on July 1, 2000 and ending on any of the dates set forth below (taken as a single accounting period) periods set forth below to be less than the correlative amount indicated:

ENDING DATE                                  MINIMUM
                                           CONSOLIDATED
                                         ADJUSTED EBITDA
============================= ======================================
September 30, 2000                          $4,000,000
============================= ======================================
October 31, 2000                            $5,375,000
============================= ======================================
November 30, 2000                           $6,600,000
============================= ======================================
December 31, 2000                           $8,500,000
============================= ======================================
January 31, 2001                           $10,750,000
============================= ======================================
February 28, 2001                          $12,500,000
============================= ======================================
March 31, 2001                             $13,500,000
============================= ======================================


7.7      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

         No Loan Party shall, shall permit their Subsidiaries to, or shall apply to the Bankruptcy Court for authority to, alter their corporate, capital or legal structures, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

            (i) the Loan Parties may consummate the Subsidiary Guarantor mergers identified on Schedule 7.7-A hereof;

            (ii) the Loan Parties may dispose of obsolete, worn out or surplus property in the ordinary course of business PROVIDED that the aggregate amount of proceeds received from such sales shall not exceed $500,000;

            (iii) the Loan Parties may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; PROVIDED that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof as determined by such Loan Party in good faith provided that the aggregate amount of proceeds received from such sales shall not exceed $500,000 and PROVIDED FURTHER that the total consideration received by such Loan Party in each such sale consists of at least 90% Cash received at closing;

            (iv) subject to subsection 7.11 and to the receipt of the prior written consent of the Administrative Agent, the Loan Parties may make Asset Sales of assets having a fair market value not in excess of $1,000,000 in the aggregate after the Closing Date;

            (v) the Loan Parties may consummate the sales of assets identified on Schedule 7.7-B hereof;

            (vi) the Loan Parties may apply to the Bankruptcy Court for authority to enter into transactions otherwise prohibited by this subsection 7.7 upon, and in connection with, the confirmation of a Conforming Plan; and

            (vii) the Loan Parties may discount or otherwise transfer defaulted receivables in connection with the collection thereof in the ordinary course of business.

7.8      CONSOLIDATED CAPITAL EXPENDITURES.

         No Loan Party shall, shall permit their Subsidiaries to, or shall apply to the Bankruptcy Court for authority to, make or incur Consolidated Capital Expenditures (i) in excess of $2,500,000 for the 2000 Fiscal Year of Borrower or
(ii) in excess of $1,000,000 for the period commencing on January 1, 2001 and ending on the Commitment Termination Date.

7.9      SALES AND LEASE-BACKS.

         No Loan Party shall, shall permit their Subsidiaries to, or shall apply to the Bankruptcy Court for authority to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any Operating Lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which any Loan Party or any of their Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than a Loan Party) or (ii) which any Loan Party or their Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party or their Subsidiaries to any Person (other than a Loan Party) in connection with such lease;

7.10     TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

         No Loan Party shall, or shall permit any of its Subsidiaries to, or shall apply to the Bankruptcy Court for authority to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Holdings or with any Affiliate of Holdings or of any such holder, on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate or make any payment to any Investor or (except to the extent that the same are made in the ordinary course of business consistent with past practices and on an arms-length basis) any Affiliates of any Investor, whether under the Administrative

Agreement or otherwise; provided that the foregoing restriction shall not apply to (i) any transaction between Holdings and any of its Wholly Owned Subsidiaries or between any of its Wholly Owned Subsidiaries; (ii) reasonable and customary fees paid to members of the Boards of Directors of Holdings and its Subsidiaries; (iii) cash management, tax sharing and administrative services rendered to John A.. Beck Company consistent with past practices and (iv) application to the Bankruptcy Court by any Loan Party for authority to enter into transactions otherwise prohibited by this subsection 7.10 upon, and in connection with, the confirmation of a Conforming Plan.

7.11     DISPOSAL OF SUBSIDIARY STOCK.

         Except for the mergers identified on Schedule 7.7-A, no Loan Party shall, shall permit their Subsidiaries to, or shall apply to the Bankruptcy Court for authority to (other than in connection with the confirmation of a Conforming Plan):

            (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors or funeral directors if required by applicable law; or

            (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Borrower, another domestic Wholly Owned Subsidiary of Borrower, or to qualify directors or funeral directors if required by applicable law.

7.12     CONDUCT OF BUSINESS.

            (i) From and after the Closing Date, no Loan Party shall, shall permit their Subsidiaries to, or shall apply to the Bankruptcy Court for authority to, engage in any business other than (i) the businesses engaged in by the Loan Parties on the Closing Date and similar businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

            (ii) Holdings shall engage in no business and have no assets or liabilities other than (a) owning the stock of Borrower, (b) the performance of its obligations under the Loan Documents, (c) liabilities associated with the maintenance of its corporate existence and with respect to consolidated tax liabilities of Holdings and its Subsidiaries and, (d) the receipt of Cash dividends or Cash distributions from Borrower in accordance with the provisions of subsection 7.5.

7.13 AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS; DESIGNATION OF "SENIOR INDEBTEDNESS".

         A. AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS. Other than in connection with the confirmation of a Conforming Plan, no Loan Party shall, shall permit their Subsidiaries to, or shall apply to the Bankruptcy Court for authority to, agree to any amendment to, request any material waiver of (other than a waiver for which no fee is paid and no other concessions or consideration are granted by Loan Party), or waive any of their respective rights under, any of the Related Agreements (other than any amendment or waiver described in the next succeeding sentence) without in each case obtaining the prior written consent of Administrative Agent and Requisite Lenders (and giving notice to Syndication Agent) to such amendment, request or waiver. Notwithstanding the foregoing, the Loan Parties may agree to amend or waive any provisions of the Related Agreements (i) to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, (ii) to comply with the Trust Indenture Act of 1939, as amended or (iii) to make modifications of a technical or clarifying nature or which are no less favorable to the Lenders, in the reasonable opinion of Administrative Agent, than the provisions of the Related Agreements as in effect on the Closing Date (for the purposes of this subsection 7.13, any amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal on the Senior Subordinated Notes or which would reduce the rate or extend the date for payment of interest thereon, provided that no fee is payable in connection therewith, shall be deemed to be an amendment, modification or change that is no less favorable to the Lenders).

         B. DESIGNATION OF "SENIOR INDEBTEDNESS". Borrower shall not designate any Indebtedness as "Designated Senior Indebtedness" (as defined in the Senior Subordinated Note Indenture) for purposes of the Senior Subordinated Note Indenture without the prior written consent of Requisite Lenders.

7.14     FISCAL YEAR.

         Holdings shall not change its Fiscal Year-end from December 31.

7.15     LIMITATION ON CREATION OF SUBSIDIARIES.

         No Loan Party shall, shall permit their Subsidiaries to, or shall apply to the Bankruptcy Court for authority to, establish, create or acquire after the Petition Date any Subsidiary.

7.16     CERTAIN PAYMENTS.

         Except as permitted in subsection 7.19 and other than applications to the Bankruptcy Court for authority to make any such payments upon, and in connection with, the confirmation of a Conforming Plan, no Loan Party shall, shall permit their Subsidiaries to, or shall apply to the Bankruptcy Court for authority to, make any non-ordinary course payments, other than (i) non-ordinary course payments contemplated by the first day orders, (ii) the payment of cure amounts in connection with the assumption of contracts approved by Administrative Agent and the Requisite Lenders and (iii) other payments in the amounts and during the periods set forth in the Budget.

7.17     CHAPTER 11 CLAIMS.

         Except for the Carve-Out or as otherwise provided in the Collateral Documents, no Loan Party shall, or shall apply to the Bankruptcy Court for authority to, incur, create, assume, suffer to exist or permit any other Superpriority Claim or Lien which is PARI PASSU with or senior to (a) the claims of the Agents and the Lenders granted pursuant to the Loan Documents or (b) the claims of the Prepetition Agents and the Prepetition Lenders granted pursuant to the Orders other than (i) with respect to prepetition assets of the Loan Parties, perfected Prepetition Permitted Liens and (ii) with respect to postpetition assets of the Loan Parties, Liens permitted under subsections 7.2A(i), (vi) and (vii) hereof (collectively "PRIOR PERMITTED LIENS").

7.18     USE OF PROCEEDS.

         No Loan Party shall, or shall apply to the Bankruptcy Court for authority to (a) use the proceeds of the Loans for purposes other than those detailed in the Budget, or (b) use the proceeds of the Loans or the Carve-Out to commence or prosecute any action or objection with respect to (i) the claims of the Prepetition Agents or the Prepetition Lenders against the Borrower or the Guarantors or the Prepetition Agents' or the Prepetition Banks' Liens which secure the Prepetition Obligations or (ii) the Superpriority Claim or Liens granted to the Agents and the Lenders pursuant to the Collateral Documents; PROVIDED, HOWEVER, that proceeds of the Revolving Loans up to $25,000 may be used for fees and expenses incurred by the Loan Parties, unsecured creditors' committee or any statutory committee to investigate the extent, validity and priority of the Prepetition Agent's or the Prepetition Banks' Liens.

7.19     PREPETITION PAYMENTS.

         Without the prior written consent of the Administrative Agent, no Loan Party shall, or shall apply to the Bankruptcy Court for authority to: (i) make any payment with respect to prepetition obligations of any of the Loan Parties (other than as permitted by the first-day orders, the Orders or this Agreement),
(ii) amend, modify or change any agreement or document relating to any prepetition Indebtedness, or (iii) make any payment on any post-petition Indebtedness outside of such Loan Party's ordinary course of business; PROVIDED, HOWEVER, (i) the Loan Parties may make the payments specifically contemplated in the first-day orders, the Budget or payments in connection with the assumption of any contract or lease approved by the

Bankruptcy Court and consented to by the Administrative Agent pursuant to subsection 7.21 hereof and (ii) the Loan Parties may apply to the Bankruptcy Court for authority to make any such payments or changes upon, and in connection with, the confirmation of a Conforming Plan and PROVIDED, FURTHER that the Administrative Agent shall (for the purposes of this Agreement and without prejudice to the right of any Agent or Lender to object in any proceeding before the Bankruptcy Court) be deemed to have consented to any matter otherwise prohibited under this subsection 7.19 if it shall have failed to object within 15 days of its receipt of written notice from Borrower identifying the action proposed to be taken.

7.20     EMPLOYMENT MATTERS.

         No Loan Party shall, shall permit their Subsidiaries to, or shall apply to the Bankruptcy Court for authority to: (i) make any material adverse change to the severance arrangements currently in effect for their respective employees, and (ii) pay, or enter into any agreement to pay, any retention, stay or similar payment to its employees other than pursuant to (A) agreements or plans entered into prior to the Petition Date not in contemplation of bankruptcy or (B) agreements or plans approved by the Administrative Agent and the Requisite Lenders, and (C) renewals and extensions of such agreements described in clauses (A) and (B) above on the same terms (other than immaterial changes to non-economic terms); PROVIDED, HOWEVER, the Loan Parties may apply to the Bankruptcy Court to do any of the foregoing upon, and in connection with, the confirmation of a Conforming Plan.

7.21     LEASES; ETC.

         No Loan Party shall, or permit any of its Subsidiaries to, or shall apply to the Bankruptcy Court for authority to, enter into any agreements to rent or lease any real property (other than upon the confirmation of a Conforming Plan), or assume or reject the obligations under any such agreements entered into prior to the Petition Date or under any Material Contract, in either case without the prior written consent of the Administrative Agent PROVIDED, that the Administrative Agent shall (for the purposes of this Agreement and without prejudice to the right of any Agent or Lender to object in any proceeding before the Bankruptcy Court) be deemed to have consented to any matter otherwise prohibited under this subsection 7.21 if it shall have failed to object within 15 days of its receipt of written notice from Borrower identifying the action proposed to be taken.

                                   SECTION 8.
                                EVENTS OF DEFAULT

         If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

8.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

         Failure by Borrower to pay any installment of principal of, or interest on, any Loan or any fees or other amounts payable under the Loan Documents when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Borrower to pay when due any amount payable to Issuing Lender in reimbursement of any drawing under a Letter of Credit.

8.2      DEFAULT IN OTHER AGREEMENTS.

            (i) Failure of any Loan Party to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness incurred after the Petition Date (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations incurred after the Petition Date in an aggregate principal amount of $50,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by any Loan Party with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations incurred after the Petition Date in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise).

8.3      BREACH OF CERTAIN COVENANTS.

         Failure of Holdings or its Subsidiaries to perform or comply with any term or condition contained in subsection 2.5, Section 2A, subsection 6.1(vii)(a), subsections 6.2, 6.3, 6.4, 6.8 or 6.9, Section 7 or Section 11 of this Agreement.

8.4      BREACH OF WARRANTY.

         Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made.

8.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS.

         Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within ten days after the occurrence thereof.

8.6      [Reserved]

8.7      [Reserved]

8.8      [Reserved]

8.9      DISSOLUTION.

         Any order, judgment or decree shall be entered against any Loan Party decreeing the dissolution or split up of such Loan Party; or

8.10     EMPLOYEE BENEFIT PLANS.

         There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability any Loan Party, or any of their respective ERISA Affiliates in excess of $100,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $100,000, and the minimum funding standards of
Section 412 of the Internal Revenue Code (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) have not been met with respect to any Pension Plan; or

8.11     [Reserved]

8.12     INVALIDITY OF GUARANTY; FAILURE OF SECURITY; REPUDIATION OF
         OBLIGATIONS.

         At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect against one or more Guarantors or shall be declared to be null and void; (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control; or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

8.13     SUBORDINATED INDEBTEDNESS.

         The subordination provisions contained in the Senior Subordinated Note Indenture or any other agreement governing any other Subordinated Indebtedness shall cease to be in full force and effect.

8.14     [Reserved]

8.15     BANKRUPTCY MATTERS.

            (i) (a) Any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code, (b) a trustee under Chapter 11 of the Bankruptcy Code shall be appointed in any of the Cases, or (c) an examiner having enlarged powers relating to the operation of the business of the Borrower or any Guarantor (beyond those set forth under Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed; or

            (ii) (a) an order of a court of competent jurisdiction shall be entered staying or rescinding the Interim Order or the Final Order; (b) an order of a court of competent jurisdiction shall be entered amending, supplementing or otherwise modifying either the Interim Order or the Final Order without the consent of the Administrative Agent and the Requisite Lenders; (c) without the consent of the Prepetition Agents and the Requisite Lenders (as defined in the Prepetition Credit Agreement), the Prepetition Lenders' Cash Collateral shall be used in a manner inconsistent with the orders authorizing use of Cash Collateral or (except as provided in the Final Order) an order of a court of competent jurisdiction authorizes the use of Cash Collateral without the written consent of each of the Administrative Agent and the Requisite Lenders; or (d) an order of a court of competent jurisdiction shall be entered terminating the use of the Prepetition Lenders' Cash Collateral; or

            (iii) Any Loan Party shall make any payments of Prepetition Indebtedness other than (a) as permitted under the Interim Order and/or the Final Order (as applicable), (b) as permitted by any of the orders entered by the Bankruptcy Court on or about the Petition Date and in the approximate amounts reflected on the Budget, (c) as otherwise permitted in this Agreement, or (d) in connection with the assumption of any contract or lease approved by the Bankruptcy Court and consented to by the Administrative Agent; or

            (iv) An order shall be entered granting relief from the automatic stay so as to allow a third party to proceed against any property or assets of any Loan Party having a value in excess of $50,000 in the aggregate; or

            (v) There shall occur any event after the Petition Date which results in a Material Adverse Effect; or

            (vi) The entry of the Final Order shall not have occurred within 45 days after the Petition Date; or

            (vii) Except for the Carve-Out, any Loan Party shall file, or fail to actively oppose, any pleading seeking, or otherwise consenting to, (a) the invalidation, subordination or otherwise challenging the Liens and Superpriority Claim status granted to secure the Obligations hereunder or under the Prepetition Credit Agreement, or (b) any relief under Section 506(c) of the Bankruptcy Code with respect to any assets which secure the Prepetition Obligations or an order shall be entered by the Bankruptcy Court invalidating or subordinating the Liens or the superpriority status of the Obligations hereunder; or

            (viii) The Bankruptcy Court or any other court having jurisdiction over the Loan Parties makes a final determination with respect to any motion or proceeding brought by any Person which results in the impairment of the rights of the Agents or the Lenders under any of the Loan Documents; or

            (ix) The Loan Parties shall have failed to either (a) file a Conforming Plan by September 1, 2000, (b) obtain approval of a disclosure statement with respect thereto by November 15, 2000, or (c) confirm such plan by December 31, 2000, or any of the Loan Parties shall support any alternative plan of reorganization or

         THEN upon the occurrence and during the continuation of any Event of Default, and without further order of or application to the Bankruptcy Court, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, (or, in the case of the Cash Management Indemnity Loans and the Cash Management Indemnity Loan Commitment, Scotiabank) by written notice to Borrower, (i) declare all or any portion of the principal of, interest on, and other amounts payable on the Loans, and all or any portion of the other obligations to be, and the same shall forthwith become, immediately due and payable; (ii) terminate the Commitments and the obligation of each Lender to make any Loan, the obligation of Issuing Bank to issue any Letter of Credit (provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i)); (iii) terminate any Letter of Credit which may be terminated by the Issuing Lender in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, it will pay) to the Administrative Agent such additional amount of cash or Cash Equivalents, to be held as security by the Administrative Agent, as is equal to 105% of the aggregate undrawn face amounts of all Letters of Credit then outstanding; (v) enforce all of the Liens and security interests created pursuant to the Collateral Documents and/or the Orders; (vi) apply any cash collateral held by the Administrative Agent to the repayment of the Obligations;
(vii) setoff amounts in bank accounts maintained with any Agent or

Lender, or otherwise enforce rights against any other Collateral in the possession of any Agent or Lender; and/or (viii) take any other action or exercise any other right or remedy permitted to the Agents or Lenders under any of the Loan Documents, the Orders or applicable law; PROVIDED, HOWEVER, that in accordance with the terms of the Orders, the Agents and the Lenders may take the actions described in clauses (v) through (viii) only after providing three Business Days' prior written notice to the Borrower, its counsel, the United States Trustee, the Prepetition Agent, the Prepetition Lenders and counsel to any statutory committee appointed in the Cases.

         Any amounts described in clause (iv) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

                                   SECTION 9.
                                     AGENTS

9.1      APPOINTMENT.

         A. APPOINTMENT OF AGENTS. Goldman Sachs Credit Partners L.P. is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Scotiabank is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Agent hereby agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and neither Borrower nor any Guarantor shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any Guarantor. As of the Closing Date, all obligations of Syndication Agent hereunder shall terminate. Such termination shall not affect in any way the rights and obligations of Goldman Sachs Credit Partners L.P. as a Lender hereunder.

         B. APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

         In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supple mental Collateral Agent, as the context may require.

         Should any instrument in writing from Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, each Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

9.2      POWERS AND DUTIES; GENERAL IMMUNITY.

         A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

         B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any of Agent to Lenders or by or on behalf of any Loan Party to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrower or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

         C. EXCULPATORY PROVISIONS. None of Agents nor any of their respective officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused solely by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and


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judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

         D. AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same obligations, rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries. No Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4      RIGHT TO INDEMNITY.

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, to the extent that Administrative Agent shall not have been reimbursed by Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against

Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

9.5      SUCCESSOR ADMINISTRATIVE AGENT.

         Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Borrower. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Borrower, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

9.6      COLLATERAL DOCUMENTS AND GUARANTY.

         Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under the Collateral Documents, and each Lender agrees to be bound by the terms of each Collateral Document; provided that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or (ii) release any Collateral (except, in either case, as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other sale or disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented in accordance with the provisions of this subsection 9.6 or (b) release any Subsidiary Guarantor from the Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Borrower) pursuant to a sale or other disposition to which Requisite Lenders have otherwise consented. In the event





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Collateral is sold in such a sale or other disposition, Administrative Agent may, without further consent or authorization from Lenders, release the Liens granted under the Collateral Documents on the Collateral that is the subject of such sale or other disposition concurrently with the consummation thereof; provided that, in connection with any sale or disposition of assets or related sale or dispositions of assets with a value of $100,000 or greater, Administrative Agent shall have received ten Business Days' prior written notice of such Asset Sale or such other transaction from Borrower; and an Officers' Certificate (1) certifying that no Event of Default or Potential Event of Default shall have occurred and be continuing as of the date of such release of Collateral, (2) setting forth a detailed description of the Collateral subject to such transaction, and (3) certifying such transaction is permitted under this Agreement and that all conditions precedent to such sale or disposition under this Agreement have been met. Upon payment in full of all of the Obligations and termination of the Commitments, Administrative Agent shall release the Liens on such Collateral granted pursuant to the Collateral Documents. Upon any release of Collateral pursuant to the foregoing, Administrative Agent shall, at Borrower's expense, execute and deliver such documents (without recourse or representation or warranty) as reasonably requested to evidence such release. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, Administrative Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and such guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

                                   SECTION 10.
                                  MISCELLANEOUS

10.1     ASSIGNMENTS AND PARTICIPATIONS IN REVOLVING LOANS AND LETTERS OF
         CREDIT.

         A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or
(ii) sell participations to any Person in, all or any part of its Commitments or its Loans made by it or its Letters of Credit or participations therein or any other interest herein or in




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any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall require Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); PROVIDED, FURTHER, that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitment or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

         B. ASSIGNMENTS. (i) AMOUNTS AND TERMS OF ASSIGNMENTS. Any Lender (or any Lender together with one or more other Lenders) may (a) assign all or a portion of its Commitments (and related outstanding Obligations) hereunder and/or risk participation therein to an Affiliate pursuant to subsection 3.1C, PROVIDED that such Affiliate (x) is an Eligible Assignee or (y) represents that it has the financial resources to fulfill its commitments hereunder and shall provide such documents requested by the Administrative Agent which demonstrate to the reasonable satisfaction of the Administrative Agent that it has the financial resources to fulfill its commitments hereunder, or (b) with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or Lenders, of its or their Commitments (and related outstanding Obligations) hereunder to one or more Eligible Assignees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, PROVIDED that (x) at such time Schedule 2.1 shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders, (y) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of subsection 2.1E (with appropriate modifications) to the extent needed to reflect the revised Commitments, and (z) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $2,000. To the extent of any assignment pursuant to this subsection 10.1B, the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments (it being understood that the indemnification provisions under this Agreement shall survive as to such assigning Lender). At the time of each assignment pursuant to this subsection 10.1B to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender, as a condition to its becoming a Lender hereunder, shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Subsection 4.04(b)(ii) Certificate) described in subsection 4.04(b).

            (ii) ACCEPTANCE BY ADMINISTRATIVE AGENT; RECORDATION IN REGISTER. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Borrower. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

         C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Borrower hereunder (including amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. No holder of any participation hereunder shall have any rights under any Order with respect to such participation. Borrower and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Borrower to the participant and (b) the participant shall be considered to be a "LENDER".

         D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Borrower and such

Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         E. INFORMATION. Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

         F. REPRESENTATIONS OF LENDERS. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (i) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and in accordance with all applicable laws). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2     EXPENSES.

         Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (i) all the actual and reasonable costs and expenses of Administrative Agent and Syndication Agent in connection with the preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Borrower (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Borrower's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental and insurance requirements; (iii) the reasonable fees, expenses and disbursements of counsel and financial advisors to Syndication Agent and counsel and financial advisors to Administrative Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Loan Party; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and reasonable fees, expenses and disbursements of counsel to Syndication Agent and counsel to Administrative Agent and of counsel providing any opinions that Syndication Agent, Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants, appraisers, environmental consultants or any other consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the valuation (upon the occurrence and during the continuance of an Event of Default), custody or preservation of any of the Collateral; (vi) all other actual and reasonable costs and expenses incurred by Syndication Agent or Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (vii) after the occurrence and during the continuance of an Event of Default, all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by Syndication Agent, Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3     INDEMNITY.

         In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold harmless Agents and Lenders, and the officers, partners, directors, trustees, employees, agents and affiliates of any of Agents and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); PROVIDED that Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence, willful misconduct or bad faith of that Indemnitee.

         As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)), (ii) the statements contained in the commitment letter delivered by any Lender to Borrower with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrower or any of its Subsidiaries.

         To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4     SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Borrower against and on account of the obligations and liabilities of Borrower to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

10.5     RATABLE SHARING.

         Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as Cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6     AMENDMENTS AND WAIVERS.

         A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Revolving Notes, and no consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Requisite Lenders (unless the consent of any other Person or Persons is expressly required); provided that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Revolving Loan Commitments or reduces the principal amount of any of the Revolving Loans; increases the maximum amount of Letters of Credit; changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Revolving Loans (other than any waiver of any increase in the interest rate applicable to any of the Revolving Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; reduces the amount or postpones the due date of any amount payable in respect of, or increases the maximum term hereunder of, any Letter of Credit; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; releases any Lien granted in favor of Administrative Agent with respect to any substantial portion of the Collateral; any Guarantor from its obligations under the Guaranty, in each case other than in accordance with the terms of the Loan Documents; or changes in any manner the provisions contained in subsection
8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of each Lender affected thereby. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision relating to any Cash Management Indemnity Loan without the written concurrence of Scotiabank and, (iv) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of any Agent shall be effective without the written concurrence of such Agent. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrower, on Borrower.

         B. If, in connection with any proposed change, waiver, discharge or termination to any of the provision of this Agreement as contemplated by the proviso in the first sentence of subsection 10.6A, the consent of Requisite Lenders is obtained but consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower may, so long as all non-consenting Lenders are so treated, elect to terminate such Lender as a party to this Agreement; provided that, concurrently with such termination, (i) Borrower shall pay that Lender all principal, interest and fees and other amounts owed to such Lender through such date of termination, (ii) another financial institution satisfactory to Borrower and Administrative Agent (or if Administrative Agent is also the Lender to be terminated, the successor Administrative Agent) shall agree, as of such date, to become a Lender for all purposes under this Agreement (whether by assignment or amendment) and to assume all obligations of the Lender to be terminated as of such date, and (iii) all documents and supporting materials necessary, in the judgment of Administrative Agent (or if Administrative Agent is also the Lender to be terminated, the successor Administrative Agent), to evidence the substitution of such

Lender shall have been received and approved by Administrative Agent as of such date.

10.7     INDEPENDENCE OF COVENANTS.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8     NOTICES.

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service or upon receipt if sent by telefacsimile or by the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Borrower and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent and Borrower.

10.9     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Revolving Loans and the issuance of the Letters of Credit hereunder.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C,
9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11    MARSHALLING; PAYMENTS SET ASIDE.

         Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12    SEVERABILITY.

         In case any provision in or obligation under this Agreement or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13    OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14    HEADINGS.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15    APPLICABLE LAW.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

10.16    SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Holdings nor Borrower's rights or obligations hereunder nor any interest therein may be assigned or delegated by Holdings or Borrower without the prior written consent of all Lenders.

10.17    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST HOLDINGS OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN THE BANKRUPTCY COURT, AND IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF HOLDINGS AND HOLDINGS OR BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO HOLDINGS OR BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER HOLDINGS OR BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN

ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST HOLDINGS OR BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

10.18    WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19    CONFIDENTIALITY.

         Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Borrower in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with prudent lending or investing practices, it being understood and agreed by Borrower that in any event a Lender shall be permitted to disclose such information (a) to Affiliates of such Lender or disclosures reasonably required by any actual or potential assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of its Loans or any participations therein; provided that such actual or potential assignee, transferee or participant agrees in writing to be bound by the provisions of this subsection 10.19, (b) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such information, (c) to the extent requested by any regulatory authority, (d) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process or disclosures required by the National Association of Insurance Commissioners, (e) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents or (f) to the extent such information (i) publicly available other than as a result of a breach of this
Section 10.19 or (ii) becomes available to an Agent or any Lender on a nonconfidential basis from a source other than Borrower.

10.20    MAXIMUM AMOUNT.

         A. It is the intention of Borrower and Lenders to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between Borrower, Administrative Agent and Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to Lenders or to Administrative Agent on behalf of Lenders as interest hereunder or under the other Loan Documents or in any other security agreement given to secure the Obligations, or in any other document evidencing, securing or pertaining to the Indebtedness evidenced hereby or thereby, exceed the maximum amount permissible under applicable usury or such other laws (the "Maximum Amount"). If under any circumstances whatsoever fulfillment of any provision hereof, or of any of the other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to Lenders for the use, forbearance or detention of the Indebtedness of Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, pro rated, allocated and spread from the date of disbursement of the proceeds of the relevant Loans until payment in full of all of such Indebtedness, so that the actual rate of interest on account of such Indebtedness is uniform throughout the term hereof. The terms and provisions of this subsection shall control and supersede every other provision of all agreements between Borrower, Administrative Agent and Lenders.

         B. If under any circumstances Lenders shall receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the principal amount of the applicable Loans and shall be treated as a voluntary prepayment under subsection 2.4B(i), or if such amount exceeds the unpaid balance of the applicable Loans and any other Indebtedness of Borrower in favor of Lenders, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower.

10.21    COUNTERPARTS; EFFECTIVENESS.

         This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                                   SECTION 11.
                                    GUARANTY

11.1     GUARANTY.

         In order to induce the Agents, the Issuing Bank and the Lenders (collectively, the "GUARANTEED CREDITORS") to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantors from the proceeds of the Loans and the issuance of the Letters of Credit, the Guarantors hereby agree with the Guaranteed Creditors as follows: each Guarantor hereby jointly and severally, unconditionally, absolutely and irrevocably guarantees as primary obligor and not merely as a surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, the Guarantors unconditionally and irrevocably promise to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Agents or the other Guaranteed Creditors in collecting any of the Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event the Guarantors agree that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantors, notwithstanding any revocation of this Guaranty or other instrument evidencing any liability of the Borrower, and the Guarantors shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. The guaranty contained in this
Section 11 (the "GUARANTY") is a guaranty of payment, and not merely of collection.

11.2     NATURE OF LIABILITY.

         The liability of the Guarantors hereunder is exclusive and independent of any security for or other guaranty of the Obligations of the Borrower whether executed by the Guarantors, any other guarantor or by any other party, and the liability of the Guarantors hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Obligations of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower.

11.3     ABSOLUTE AND INDEPENDENT OBLIGATION.

         No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty and this Guaranty shall be a primary obligation of each Guarantor, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Obligations. The obligations of the Guarantors hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantors or any of them whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Guarantors.

11.4     AUTHORIZATION.

         The Guarantors authorize the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

         A. change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the

Obligations (including any increase or decrease in the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Obligations as so changed, extended, renewed or altered;

         B. take and hold security for the payment of the Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

         C. exercise or refrain from exercising any rights against the Borrower, any other Loan Party or others or otherwise act or refrain from acting;

         D. release or substitute any one or more endorsers, guarantors, the Borrower, other Loan Parties or other obligors;

         E. settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

         F. apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

         G. consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Loan Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Loan Document or any of such other instruments or agreements; and/or

         H. take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Guarantors from their respective liabilities under this Guaranty.

11.5     RELIANCE.

         It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of the Borrower or any of the Guarantors or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.


11.6     SUBORDINATION.

         Any indebtedness of the Borrower now or hereafter owing to the Guarantors is hereby subordinated to the Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to the Guarantors shall be collected, enforced and received by the Guarantors for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of the Guarantors under the other provisions of this Guaranty. Prior to the transfer by the Guarantors of any note or negotiable instrument evidencing any such indebtedness of the Borrower to any of the Guarantors, the Guarantors shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Obligations have been irrevocably paid in full in cash.

11.7     WAIVERS.

         A. Each Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to
(i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Agents, the Collateral Agents or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid. Each Guarantor waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of each Guarantor against the Borrower or any other party or any security.

         B. Each Guarantor waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which each Guarantor assumes and incurs hereunder, and agrees that no Guaranteed Creditor shall have no duty to advise any of the Guarantors of information known to them regarding such circumstances or risks.

         C. Until such time as the Obligations have been paid in full in cash, each Guarantor hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against the Borrower or any other guarantor of the Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Borrower or any other guarantor which it may at any time otherwise have as a result of this Guaranty.

11.8     NATURE OF LIABILITY.

         It is the desire and intent of each Guarantor and the Guaranteed Creditors that this Guaranty shall be enforced against each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Guarantors under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guarantors' obligations under this Guaranty shall be deemed to be reduced and the Guarantors shall pay the maximum amount of the Obligations which would be permissible under applicable law.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers hereunto duly authorized as of the date first written above.

         BORROWER:

                             PRIME SUCCESSION, INC.


                             By:
                                   Name:
                                   Title:

                             Notice Address:

                             Olympic Corporate Center
                             Suite 500
                             3940 Olympic Boulevard
                             Erlanger, Kentucky 41018
                             Attention: Chief Executive Officer
                             Facsimile: (859) 283-2522

                                   with a copy to:

                                   Paul, Weiss, Rifkind, Wharton & Garrison
                                   1285 Avenue of the Americas
                                   New York, New York 10012-6064
                                   Attention:  Jeffrey Safer stein
                                   Facsimile:  (212) 757-3900

         GUARANTORS:
                              PRIME SUCCESSION HOLDINGS, INC.


                              By:
                                    Name:
                                    Title:


                              AARON CREMATION & BURIAL SERVICES, INC.
                              AARON-CREMATION & BURIAL SERVICES P.C.
                              BUCKLER-RUSH ENTERPRISES, INC.
                              BURY-PINE FUNERAL HOME, INC.
                              CLARY-GODWIN FUNERAL HOME, INC.
                              CLAYTON FRANK & SONS, INC.,
                              COMMANDER FUNERAL HOME, INC.
                              CREMATION SOCIETY OF AMERICA, INCORPO
                              RATED
                              FRASER FUNERAL HOME, INC.
                              FRED HUNTER MEMORIAL SERVICES, INC.,
                              GROTEWOLD SIMI VALLEY MORTUARY, INC.
                              HUGHES FUNERAL CHAPEL
                              J&W, INC.
                              JOHN A. BECK COMPANY
                              LAMBERT CORPORATION, INC.
                              MCWANE FAMILY FUNERAL HOME, INC.
                              NEAL-TARPLEY, INC.
                              PINE FUNERAL HOME, INC.
                              PRIME BUSINESS SOLUTIONS, INC.
                              PRIME BUSINESS SOLUTIONS OF KENTUCKY,
                              INC.
                              PRIME ENTERPRISES OF CALIFORNIA, INC.
                              PRIME HOLDINGS OF ARKANSAS, INC.
                              PRIME HOLDINGS OF CALIFORNIA, INC.
                              PRIME HOLDINGS OF MINNESOTA, INC.
                              PRIME HOLDINGS OF NEBRASKA, INC.
                              PRIME HOLDINGS OF OHIO, INC.
                              PRIME HOLDINGS OF WEST VIRGINIA, INC.
                              PRIME INDIANA LIMITED PARTNERSHIP
                              PRIME SUCCESSION OF ALABAMA, INC.
                              PRIME SUCCESSION OF ARIZONA, INC.
                              PRIME SUCCESSION OF ARKANSAS, INC.
                              PRIME SUCCESSION OF CALIFORNIA, INC.
                              PRIME SUCCESSION OF FLORIDA, INC.

                              PRIME SUCCESSION OF GEORGIA, INC.
                              PRIME SUCCESSION OF ILLINOIS, INC.
                              PRIME SUCCESSION OF IOWA, INC.
                              PRIME SUCCESSION OF KENTUCKY, INC.
                              PRIME SUCCESSION OF MINNESOTA, INC.
                              PRIME SUCCESSION OF MISSOURI, INC.
                              PRIME SUCCESSION OF NEBRASKA, INC.
                              PRIME SUCCESSION OF NEW YORK, INC.
                              PRIME SUCCESSION OF TENNESSEE, INC.
                              PRIME SUCCESSION OF TEXAS, INC.
                              PRIME SUCCESSION PARTNERS, INC.
                              ROSELAWN MEMORIAL GARDENS, INC.
                              ROSTAD MORTUARY, INC.
                              TALISMAN ENTERPRISES, INC.
                              THE FUNERAL OUTLET STORE, INC.
                              WHITNEY & MURPHY FUNERAL HOMES, INC.
                              WHITNEY & MURPHY LIFE INSURANCE
                              AGENCY, INC.


                              By:
                                    Name:
                                    Title:


                               PRIME INDIANA LIMITED PARTNERSHIP

                               By: Prime Succession of Illinois, Inc., its General Partner

                               By:
                                     Name:
                                     Title:

                             Notice Address:

                             Olympic Corporate Center
                             Suite 500
                             3940 Olympic Boulevard
                             Erlanger, Kentucky 41018
                             Attention: Chief Executive Officer
                             Facsimile: (859) 283-2522

                             with a copy to:

                             Paul, Weiss, Rifkind, Wharton & Garrison
                             1285 Avenue of the Americas
                             New York, New York 10012-6064
                             Attention:  Jeffrey Saferstein
                             Facsimile:  (212) 757-3900

AGENTS AND LENDERS:

                          GOLDMAN SACHS CREDIT PARTNERS L.P.
                          as Syndication Agent and Lender

                          By:
                                Name:
                                Title:

                          Notice Addresses:

                          Goldman Sachs Credit Partners L.P.
                          c/o Goldman, Sachs & Co.
                          85 Broad Street
                          New York, New York 10004

                           For Borrowings, Repayments and other asset servicing
                                notices:
                                Attention:  Mona Gilotra
                                Telephone: (212) 357-2201
                                Facsimile: (212) 357-4597

                          For ongoing financial reporting information:
                                Attention:  Barbara Aaron
                                Telephone: (212) 357-3111
                                Facsimile: (212) 357-4597

                          For amendments, waivers and other notices:
                                Attention:  Stephen King
                                Telephone: (212) 902-8123
                                Facsimile: (212) 357-0932

                          THE BANK OF NOVA SCOTIA,
                          individually and as Administrative Agent


                          By:
                                Name:
                                Title:

                          Notice Address:

                          The Bank of Nova Scotia
                          Atlanta Agency
                          Suite 2700
                          600 Peachtree Street, N.E.
                          Atlanta, Georgia 30308
                          Attention: Hilma Gabbidon
                          Telephone: (404) 877-1550
                          Facsimile: (404) 888-8998

                          with a copy to:

                          The Bank of Nova Scotia
                          One Liberty Plaza
                          Suite 2600
                          New York, New York  10006
                          Attention: Pieter Van Schaick
                          Telephone: (212) 225-5005
                          Facsimile: (212) 225-5205

                                 SCHEDULE 2.1 TO
               DEBTOR-IN-POSSESSION CREDIT AND GUARANTY AGREEMENT





                    LENDERS' COMMITMENTS AND PRO RATA SHARES




                                REVOLVING LOAN
         LENDER                  COMMITMENT                 PRO-RATA SHARE
         ------                  ----------                 --------------

The Bank of Nova Scotia          $ 4,000,000                    50%

Goldman Sachs Credit
       Partners L.P.             $ 4,000,000                    50%


















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





                                SCHEDULE 2.3B TO
               DEBTOR-IN-POSSESSION CREDIT AND GUARANTY AGREEMENT




                                  FACILITY FEES

                  LENDER                                      FACILITY FEE
                  ------                                      ------------

         The Bank of Nova Scotia                                $ 80,000

         Goldman Sachs Credit Partners L.P.                     $ 80,000

                                 SCHEDULE 4.1 TO
               DEBTOR-IN-POSSESSION CREDIT AND GUARANTY AGREEMENT
               --------------------------------------------------



                              CERTAIN SUBSIDIARIES

                       FRED HUNTER MEMORIAL SERVICES, INC.
                       PRIME HOLDINGS OF CALIFORNIA, INC.
                        PRIME SUCCESSION OF ALABAMA, INC.
                      PRIME SUCCESSION OF CALIFORNIA, INC.
                       PRIME SUCCESSION OF ILLINOIS, INC.
                       PRIME SUCCESSION OF KENTUCKY, INC.
                       PRIME SUCCESSION OF TENNESSEE, INC.
                       WHITNEY-MURPHY FUNERAL HOMES, INC.













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